UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Veritiv Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

2022 PROXY STATEMENT
Notice of 2022 Annual Meeting
of Shareholders to be held on May 4, 2022

Veritiv Corporation
1000 Abernathy Road NE
Building 400, Suite 1700
Atlanta, Georgia 30328
www.veritivcorp.com
March 18, 2022
To Our Shareholders,
We cordially invite you to attend the Veritiv Corporation 2022 Annual Meeting of Shareholders to be held on Wednesday, May 4, 2022 at 9:00 a.m., Eastern Time. The accompanying Notice of Meeting and Proxy Statement describe the matters to be acted upon at the Annual Meeting and the nominees for election as directors. We also encourage you to read our 2021 Annual Report on Form 10-K.
2021 was a transformative year for Veritiv. We continued the successful execution of our multi-year strategy and accelerated our efforts to improve the customer experience and simplify how we operate. We substantially completed our restructuring plan to optimize our supply chain network to deliver operating efficiencies and significant annual savings. We increased our focus on collaborating with customers and suppliers to deliver more sustainable solutions. Finally, we expanded efforts to further engage our employees and enhance our work environment through a focus on communication, recognition, and building a more inclusive, equitable workplace.
These efforts were critical in helping us deliver record Adjusted EBITDA of $342.6 million, an 82% increase compared to 2020. We achieved record net income and record earnings per share of $144.6 million and $9.50, respectively, and the quality of our earnings continues to improve significantly as our restructuring efforts diminish and our operating results accelerate. We worked closely with our suppliers and customers to ensure timely passthrough of inflationary supplier cost increases, enabled by our disciplined approach to cost and price management. The result was record Adjusted EBITDA margins across all segments and our eighth consecutive quarter of year-over-year margin improvement. Cash and earnings growth resulted in record low net leverage, even with the successful execution of a $100 million share repurchase program to drive shareholder value.
Please take the time to carefully read each of the proposals described in the attached Proxy Statement. Your vote is important. You may cast your vote at the meeting, or in advance of the meeting over the Internet, by telephone, or by mail. Your vote will ensure your representation at the Annual Meeting regardless of whether or not you attend virtually.
Thank you for your continued support of Veritiv.
Sincerely,
Salvatore A. Abbate
CEO
Stephen E. Macadam
Chairman of the Board

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS
Date and Time Wednesday, May 4, 2022 9:00 a.m., Eastern Time	Place Virtual meeting only via live audio webcast

Purpose
To elect as directors the eight nominees named in the proxy statement and recommended by the Board of Directors to serve for a one-year term expiring at the 2023 annual meeting of shareholders and until their successors are elected and qualified;
To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2022;
To approve, on an advisory basis, the Company’s executive compensation; and
To consider and act upon any other matter that may properly come before the annual meeting, or any postponements or adjournments thereof.

Who Can Vote
Shareholders of record at the close of business on March 7, 2022. A list of such shareholders will be available at the virtual meeting and for 10 business days prior to the meeting during normal business hours at the Company’s principal executive offices. A shareholder may examine the list for any legally valid purpose related to the annual meeting

How Can You Vote
You may cast your vote electronically via the Internet or by telephone by following the instructions on your proxy card, voting instruction form or notice of internet availability of proxy materials. If you received your proxy materials by mail, you may vote by completing and submitting a proxy card or voting instruction form. You may also vote at the annual meeting.
Who Can Attend
All shareholders are invited to attend the annual meeting.
By Order of the Board of Directors,
Mark W. Hianik
Senior Vice President, General Counsel & Corporate Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2022
Our Proxy Statement for the 2022 Annual Meeting of Shareholders and our Annual Report to Shareholders for the year ended December 31, 2021, are available at veritivcorp.com/2021annualreport.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 4, 2022
Veritiv Corporation (the Company, Veritiv, we, us or our) is furnishing this proxy statement to you in connection with the solicitation by the Board of Directors of the Company (Board) of the enclosed form of proxy for the Company’s 2022 annual meeting of shareholders.
We pay for the preparation and mailing of the notice of annual meeting, this proxy statement and our annual report, and we have also made arrangements with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of this proxy statement and other proxy materials to the beneficial owners of shares of our common stock at our expense. This proxy statement is dated March 18, 2022 and is first being mailed to our shareholders on or about March 18, 2022.

PROXY STATEMENT SUMMARY
To assist you in reviewing our proxy statement, we have summarized several key topics below, including information about the meeting, the proposals to be voted upon, our current board composition, corporate governance highlights and 2021 business highlights. As summaries, this section does not contain all the information you should consider before voting. For more complete information, you should review the rest of our proxy statement as well as our Annual Report to Shareholders for the year ended December 31, 2021.
Annual Meeting Shareholders—General Information
WHEN Wednesday, May 4, 2022 9:00 a.m., Eastern Time	PLACE Virtual meeting only via live audio webcast
RECORD DATE Monday, March 7, 2022	VOTING Refer to Q&A on page 5
PROPOSALS
	BOARD RECOMMENDATION	PAGE REFERENCE

To elect as directors the eight nominees named in the proxy statement and recommended by the Board of Directors to serve for a one-year term expiring at the 2023 annual meeting of shareholders and until their successors are elected and qualified.
	FOR all Director Nominees	Page 12 (Proposal 1) Page 13 (Nominee Bios)
To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2022.	FOR	Page 27 (Fees & Services Table) Page 28 (Proposal 2)
To approve, on an advisory basis, the Company’s executive compensation.	FOR	Page 29 (Executive Compensation) Page 47 (Summary Compensation Table) Page 58 (Proposal 3)

BOARD COMPOSITION
The following summarizes our current Board composition and Board Committee assignments. Detailed director biographies can be found starting at page 13.
DIRECTOR	DIRECTOR SINCE	AGE	PRIMARY OCCUPATION	INDEPENDENT	BOARD COMMITTEE MEMBERSHIP*	OTHER CURRENT PUBLIC BOARDS
Salvatore A. Abbate	2020	53	CEO, Veritiv Corporation	N		0
Shantella E. Cooper	2020	54	Former Executive Director for the Atlanta Committee for Progress	Y	CLDC,NGC	3
David E. Flitman	2017	57	President and CEO, Builders FirstSource, Inc.	Y	AFC,CLDC	1
Daniel T. Henry	2014	72	Retired Chief Financial Officer of American Express Company	Y	AFC,CLDC	1
Tracy A. Leinbach	2014	62	Retired Executive Vice President and Chief Financial Officer of Ryder System, Inc.	Y	CLDC,NGC	1
Stephen E. Macadam (Chairman)	2020	61	Retired Vice Chairman of EnPro Industries, Inc.	Y		2
Gregory B. Morrison	2021	62	Retired Senior Vice President and Chief Information Officer of Cox Enterprises, Inc.	Y	AFC,CLDC	2
Michael P. Muldowney	2014	58	CEO of Foxford Capital, LLC.	Y	AFC,NGC	1
Charles G. Ward, III	2014	69	Retired Partner of Perella Weinberg Partners	Y	AFC,NGC	0

*
Committee Legend: AFC—Audit and Finance; CLDC—Compensation and Leadership Development; NGC—Nominating and Governance

years average and median board tenure	average and median director age
new independent directors added since February 2020	non-management directors are independent
of nine directors are racially/ethnically diverse	of nine directors are female
director meeting attendance during 2021

CORPORATE GOVERNANCE
The Board has adopted policies and procedures designed to ensure effective corporate governance of the Company. The Corporate Governance section beginning on page 17 describes our corporate governance framework and commitment. Highlights include:
• An independent director serves as Chairman of the Board	• All committees free to engage independent advisors as necessary
• No “over-boarding”—none of our current directors serve on the board of more than three other publicly traded companies	• Compensation and Leadership Development Committee retains an independent compensation consultant
• Director resignation policy for substantial changes in principal occupation or business association	• The compensation consultant conducts annual risk assessments of the Company’s compensation programs
• The independent directors meet regularly in executive sessions of the Board and the standing committees	• Management and Board adhere to pay for performance philosophy for executive compensation
• The Board and standing committees conduct annual performance evaluations	• Well-established shareholder engagement program to solicit feedback on compensation programs and corporate governance
• Majority voting in uncontested elections—no classified board	• Equity incentive plan prohibits repricing of underwater equity grants
• No unequal voting rights	• Robust CEO, executive and non-employee director stock ownership guidelines
• No “poison pill” (shareholder rights plan)	• Anti-hedging policy
• Management and Board committed to establishing and maintaining a diverse board	• Clawback policy in event of material restatements
• Board oversight of ESG matters (through the Nominating and Governance Committee)	• Majority of director compensation paid in stock
• Creation of new Senior Lead Team position in 2021 dedicated to ESG and DEI	• Robust code of business conduct and ethics that requires all employees and directors to adhere to high ethical standards

2021 BUSINESS HIGHLIGHTS*

$6.9B
NET SALES

8.0%
INCREASE FROM PRIOR YEAR

115 DISTRIBUTION CENTERS

16.1M
SQ. FT. OF SPACE

6,100
EMPLOYEES

RECORD
$342.6M
ADJ. EBITDA, FULL YEAR 2021
IMPROVEMENT VS. 2020:
+82.6%

RECORD
5.0%
ADJ. EBITDA MARGIN
IMPROVEMENT VS. 2020:
+200 bps

RECORD LOW
1.1X
NET LEVERAGE
FULL YEAR 2021

RECORD
$9.50 & $9.01
(RESPECTIVELY)
BASIC & DILUTED EPS
COMPARED TO $2.14 & $2.08
PRIOR YEAR

RECORD
$144.6M
NET INCOME, FULL YEAR 2021
COMPARED TO 2020
$34.2M

1 BILLION
boxes sold this year

8 BILLION
packaging labels and tags supplied to customers

200 MILLION
pallets wrapped and protected by Veritiv packaging solutions

26+MILLION
miles traveled to deliver essential goods

*As of December 31, 2021

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Why am I receiving these proxy materials?
These materials are being furnished to you because the Board is soliciting your proxy to vote at the annual meeting, and at any postponements or adjournments of the annual meeting. This proxy statement describes the matters on which you, as a shareholder, are entitled to vote. It also provides information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.
What is a proxy?
A proxy is your legal designation of another person to vote the shares you own at the annual meeting. If you are a shareholder of record, you can designate a proxy by completing and submitting a proxy card. By completing and submitting a proxy card, which identifies the persons authorized to act as your proxy, you are giving each of those persons authority to vote your shares as you have instructed. If your shares are held by a broker, bank, trustee or other nominee (i.e., in street name), you may instead receive a voting instruction form. By completing and submitting a voting instruction form, you are giving your broker, bank, trustee or other nominee authority to vote your shares as you have instructed. We strongly encourage you to instruct your broker or other nominee how you wish to vote. By voting via proxy, each shareholder is able to cast their vote without having to attend the annual meeting.
Why did I receive more than one proxy card or voting instruction form?
You will receive multiple proxy cards or voting instruction forms if you hold your shares in different ways (e.g., trusts, custodial accounts, joint tenancy) or in multiple accounts. It is important that you complete, sign, date and return each proxy card or voting instruction form you receive, or vote using the Internet or by telephone as described in the instructions included with your proxy card(s), voting instruction form(s) or in the notice of internet availability of proxy materials.
Why didn’t I receive paper copies of the proxy materials?
The Company is furnishing proxy materials to most of our shareholders via the Internet instead of mailing printed copies of those materials, as permitted by rules adopted by the U.S. Securities and Exchange Commission (SEC). This option allows the Company to provide our shareholders with information they need, while reducing our use of natural resources, and cutting back on potentially unwanted materials in our shareholders’ mailboxes.
If you received a notice of internet availability of proxy materials by mail, you will not receive a printed copy of the proxy materials unless you request one in accordance with the instructions provided in the notice. The notice of internet availability of proxy materials provides instructions on how you may access and review the proxy materials on the Internet.
What is the record date and what does it mean?
The Board established March 7, 2022 as the record date for the annual meeting (Record Date). Shareholders who own shares of the Company’s common stock at the close of business on the Record Date are entitled to notice of and to vote at the annual meeting or any postponements or adjournments of the annual meeting.
How many shares are entitled to vote at the annual meeting?
As of the close of business on the Record Date, there were 15,030,897 shares of our common stock outstanding and entitled to vote at the annual meeting. Each share of common stock is entitled to one vote on each proposal to properly come before the meeting.

What is the difference between a shareholder of record and a beneficial owner?
Most of our shareholders hold their shares beneficially through a broker, bank, trustee or other nominee rather than of record directly in their own name with Computershare Inc., our transfer agent. As summarized below, there are some differences in the way to vote shares held of record and those owned beneficially.
If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record of those shares, and proxy materials are being sent directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders or to vote at the annual meeting.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and proxy materials are being forwarded to you by your broker or other nominee who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote. However, because you are not the shareholder of record, you may not attend and vote those shares at the annual meeting unless you have a proxy, executed in your favor, from the holder of record of your shares and follow the instructions set forth under “Registering to Participate in the Virtual Meeting as a Beneficial Owner” below. Your broker or other nominee has enclosed a voting instruction form for you to use in directing your broker or other nominee as to how to vote your shares.
How many votes must be present to hold the annual meeting?
We must have a quorum to conduct the annual meeting. A quorum is a majority of the voting power of the shares entitled to vote at the meeting, present virtually or represented by proxy. Properly signed proxies that are marked abstain are known as abstentions. Shares that are held in street name and not voted on one or more of the items before the annual meeting, but are otherwise voted on at least one item, are known as broker non-votes. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares represented and entitled to be voted. Broker non-votes, however, are not counted as shares entitled to be voted with respect to the matter on which the broker has expressly not voted.
Who will count the votes?
A representative from Computershare Inc. will determine if a quorum is present, tabulate the votes and serve as the Company’s inspector of election at the annual meeting.
What vote is required to approve each proposal?
Proposal 1: Election of directors. In order to be elected, a director nominee must receive the affirmative vote of the holders of a majority in voting power of the shares of stock entitled to vote and present virtually or represented by proxy at the annual meeting. Shareholders do not have a right to cumulate their votes for the election of directors. Abstentions will be counted as represented and entitled to vote on the proposal and will therefore have the same effect as a vote against Proposal 1. Broker non-votes will not be counted as represented and entitled to vote and will therefore have no impact on the election of director nominees.
Proposal 2: Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2022. The affirmative vote of the holders of a majority in voting power of the shares of stock entitled to vote on the proposal and present virtually or represented by proxy at the annual meeting is required to ratify the appointment of our independent registered public accounting firm for 2022. Abstentions will be counted as represented and entitled to vote on the proposal and will therefore have the same effect as a vote against Proposal 2.
Proposal 3: Advisory vote on executive compensation. The affirmative vote of the holders of a majority in voting power of the shares of stock entitled to vote on the proposal and present virtually or represented by proxy at the annual meeting is required to approve, on an advisory basis, the Company’s executive compensation. Abstentions will be counted as represented and entitled to vote on the proposal and will therefore have the effect of a vote against Proposal 3. Broker non-votes will not be counted as represented and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.
Any other matter that properly comes before the meeting will require the approval of the affirmative vote of the holders of a majority of the shares having voting power present virtually or represented by proxy at the annual meeting.
How do I vote my shares?
You can vote your shares in one of the following manners:
•
by using the Internet;

•
by telephone;

•
by mail; or

•
by attending the annual meeting and voting.

If you are a shareholder of record, please refer to the specific instructions set forth in the notice of internet availability of proxy materials or, if you received your proxy materials by mail, on the proxy card(s).
If you are a beneficial owner of shares held in street name, your broker, bank, trustee or other nominee will provide you with instructions for voting your shares.
If you plan to attend the annual meeting and vote, see “What do I need to do if I plan to attend the meeting?” below.
Can I change my vote after I vote by mail, by telephone or using the Internet?
Yes, if you are a shareholder of record, you can change your vote in any one of the following ways:
•
send a written notice to the Corporate Secretary of the Company at 1000 Abernathy Road NE, Building 400, Suite 1700, Atlanta, Georgia 30328 stating that you revoke your proxy, so long as it is received prior to the annual meeting;

•
if you received your proxy materials by mail, sign and mail a proxy card bearing a later date, so long as it is received prior to the annual meeting;

•
vote again by using the Internet or by telephone; or

•
attend the annual meeting and vote.

Your mere presence at the annual meeting will not revoke your proxy. You must take affirmative action in order to revoke your proxy.
If you are a beneficial owner of shares held in street name, you must contact your broker, bank, trustee or other nominee in order to revoke your proxy.
How will my proxy be voted?
If you are a shareholder of record and you complete, sign, date and return your proxy card(s), or vote by using the Internet or by telephone, your shares will be voted in accordance with your instructions. If you sign and date your proxy card(s), but do not indicate how you want to vote, your shares will be voted in accordance with the Board’s recommendation.
If you are a beneficial owner, your broker or other nominee will vote your shares with respect to Proposals 1 and 3 only if you instruct your broker or other nominee how to vote. If you do not provide your broker or other nominee with instructions, your broker or other nominee will not be authorized to vote your shares with respect to Proposals 1 and 3. Your broker or other nominee may, but is not required to, vote your shares with respect to Proposal 2 if you do not instruct your broker or other nominee how to vote.
What are the Board’s recommendations on how I should vote my shares?
The Board unanimously recommends that you vote your shares as follows:
Proposal 1—FOR the election of the eight director nominees named in this proxy statement to serve for a one-year term expiring at the 2023 annual meeting of shareholders and until their successors are elected and qualified.
Proposal 2—FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2022.
Proposal 3—FOR the approval, on an advisory basis, of the Company’s executive compensation.
What do I need to do if I plan to attend the meeting?
Accessing the Live Audio Webcast
The live audio webcast of the annual meeting will begin promptly at 9:00 a.m. Eastern Time. Online access to the audio webcast will open 15 minutes prior to the start of the annual meeting to allow time for shareholders to login and test their device’s audio system.
Participating in the Virtual Meeting as a Shareholder of Record
If you were a shareholder of record of Veritiv common stock at the close of business on the Record Date (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you can participate in the annual meeting by accessing www.meetnow.global/MZP7PH5 and entering the 15-digit control number on the proxy card or notice of internet availability of proxy materials you previously received.
Registering to Participate in the Virtual Meeting as a Beneficial Owner
If you were a beneficial owner of Veritiv common stock as of the Record Date (i.e. you held your shares in “street name” through an intermediary, such as a broker, bank, trustee or other nominee), you can register in advance to participate in the annual meeting or register at the annual meeting. To register in advance of the annual meeting, you must obtain a legal proxy, executed in your favor, from the holder of record and submit proof of your legal proxy reflecting the number of shares of Veritiv common stock you held as of the Record Date, along with your name and email address, to Computershare. Please forward the email from your broker or attach an image of your legal proxy to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 29, 2022. You will then receive a confirmation of your registration, with a 15-digit control number, by email from Computershare. At the time of the meeting, go to www.meetnow.global/MZP7PH5 and enter your control number.
For the 2022 proxy season, an industry solution has been agreed upon to allow beneficial holders to register online at the time of the annual meeting to participate in the meeting. For more information on the available options and registration instructions, please go to www.meetnow.global/MZP7PH5. Please note that this option is provided as a convenience to beneficial holders only, and there is no guarantee this option will be available. The inability to provide this option shall in no way impact the validity of the annual meeting. In order to ensure you are able to attend and vote at the annual meeting, we encourage you to register in advance of the annual meeting via the method described above.
Asking Questions
Shareholders of record and registered beneficial owners who participate in the annual meeting can submit questions by clicking on the message icon in the upper right hand corner of the Meeting Center site. To return to the main page, click the “i” icon at the top of the screen.

Voting Shares
If you are a shareholder of record or a registered beneficial owner, you will be able to vote your shares electronically during the annual meeting by clicking on the “Cast Your Vote” link on the Meeting Center site.
What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is supported across MS Edge, Firefox, Chrome and Safari browsers and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is no longer supported. You should ensure that you have a strong internet connection wherever you intend to participate in the annual meeting. We encourage you to access the annual meeting in advance of the start time. A link on the meeting page will provide further assistance should you need it, or you may call U.S. & Canada: 1 (888) 724-2416 or 1 (781) 575-2748.
Who is bearing the cost of this proxy solicitation and how is the solicitation effected?
We will bear the cost of soliciting proxies, including expenses incurred in connection with preparing and distributing this proxy statement. Our directors, officers and employees may solicit proxies on our behalf by mail or telephone and no additional compensation will be paid for such solicitation. We have engaged Innisfree M&A Incorporated to assist us in the solicitation of proxies. We expect to pay Innisfree approximately $12,500 for these services, plus expenses. In addition, we will reimburse banks, brokers and other custodians, nominees and fiduciaries for expenses incurred in forwarding proxy materials to beneficial owners of our stock and obtaining their proxies.
Who can answer my questions?
If you need additional copies of the proxy materials, have questions about the proxy materials or the annual meeting, or need assistance in voting your shares, you should contact:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders call toll-free at (888) 750-5834
Banks and brokers can call collect at (212) 750-5833
You may also contact us at the following address:
Veritiv Corporation
1000 Abernathy Road NE
Building 400, Suite 1700
Atlanta, Georgia 30328
Attention: Corporate Communications
Telephone: 844-VERITIV or (844) 837-4848

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the number of shares of the Company’s common stock beneficially owned as of March 7, 2022 unless otherwise stated (based on a total of 15,030,897 shares of our common stock outstanding as of March 7, 2022) by (i) each of our current directors, (ii) each of the named executive officers, (iii) all of our current directors and executive officers as a group and (iv) owners of more than 5% of the outstanding shares of our common stock. In accordance with SEC rules, beneficial ownership includes: (i) all shares the shareholder actually owns beneficially or of record; (ii) all shares over which the shareholder has or shares voting or dispositive control; and (iii) all shares the shareholder has the right to acquire within 60 days of March 7, 2022. Except as indicated in the footnotes to the table, the Company believes the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.
Name of Beneficial Owner	Number of Shares(1)(2)(3)	Percentage of Shares
Directors (excluding Mr. Abbate)
Shantella E. Cooper	16,589	*
David E. Flitman	29,385	*
Daniel T. Henry	36,575	*
Tracy A. Leinbach	41,575	*
Stephen E. Macadam	23,089	*
Gregory B. Morrison	1,900	*
Michael P. Muldowney	31,575	*
Charles G. Ward, III	51,575	*
Named Executive Officers
Salvatore A. Abbate	46,274	*
Stephen J. Smith	116,250	*
Tracy L. Pearson	12,109	*
Daniel J. Watkoske	86,327	*
Mark W. Hianik	55,659	*
Karen K. Renner	1,997	*
All current executive officers and directors as a group (18 persons)	579,007	3.9%
More than 5% owners
The Baupost Group, L.L.C., Baupost Group GP, L.L.C. and Seth A. Klarman(4)	3,564,439	23.7%
BlackRock, Inc.(5)	2,262,030	15.0%
Dimensional Fund Advisors LP(6)	1,286,474	8.6%
The Vanguard Group(7)	918,243	6.1%

*
Less than 1%.

(1)
Amounts in this column include fully-vested shares of phantom stock (each equivalent in value to one share of the Company’s common stock) awarded to non-employee directors as follows: 16,589 shares for each of Ms. Cooper and Mr. Macadam, 28,185 shares for Mr. Flitman, 18,216 shares for Ms. Leinbach and 28,362 shares for each of Messrs. Muldowney and Ward.

(2)
Amounts in this column include fully-vested stock settled deferred share units (each equivalent in value to one share of the Company’s common stock) awarded to non-employee directors as follows: 3,213 units for each of Mr. Henry, Ms. Leinbach, Mr. Muldowney and Mr. Ward.

(3)
Amount in this column for Mr. Smith includes 59,083 shares held in a spousal trust of which Mr. Smith’s spouse is trustee and beneficiary.

(4)
Based on the information provided pursuant to the Schedule 13G/A filed by The Baupost Group, L.L.C. (Baupost), Baupost Group GP, L.L.C. (BG GP) and Seth A. Klarman with the SEC on February 13, 2019. Baupost, BG GP, and Mr. Klarman each reported that, as of December 31, 2018, it or he has shared voting and dispositive power with respect to 3,564,439 shares of Company common stock. Baupost is a registered investment adviser and acts as an investment adviser and general partner to various private investment limited partnerships. BG GP, as the Manager of Baupost, and Mr. Klarman, as the sole owner and Managing Member of BG GP and a controlling person of Baupost, may be deemed to have beneficial ownership under Section 13 of the Securities Exchange Act of 1934, as amended (the Exchange Act) of the securities beneficially owned by Baupost. Each of Baupost, BG GP and Mr. Klarman has a business address of 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116.

(5)
Based on the information provided pursuant to the Schedule 13G/A filed by BlackRock, Inc. (BlackRock) with the SEC on January 27, 2022. BlackRock reported that, as of December 31, 2021, it has sole voting power with respect to 2,236,746 shares of Company common stock and sole dispositive power with respect to 2,262,030 shares of Company common stock. BlackRock has a business address of 55 East 52nd Street, New York, New York 10055.

(6)
Based on the information provided pursuant to the Schedule 13G/A filed by Dimensional Fund Advisors LP (Dimensional) with the SEC on February 8, 2022. Dimensional reported that, as of December 31, 2021, it has sole voting power with respect to 1,264,303 shares of Company common stock and sole dispositive power with respect to 1,286,474 shares of Company common stock. Dimensional is a registered investment adviser and serves as an investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the Funds). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the shares of Company common stock that are owned by the Funds and may be deemed to be the beneficial owner of the shares of Company common stock held by the Funds. However, all of the shares of Company common stock are owned by the Funds. Dimensional disclaims beneficial ownership of such shares. Dimensional has a business address of Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(7)
Based on the information provided pursuant to the Schedule 13G/A filed by The Vanguard Group (Vanguard) with the SEC on February 10, 2022. Vanguard reported that, as of December 31, 2021, it has shared voting power with respect to 13,033 shares of Company common stock, sole dispositive power with respect to 894,521 shares of Company common stock and shared dispositive power with respect to 23,772 shares of Company common stock. Vanguard has a business address of 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

DELINQUENT SECTION 16(a) REPORT
Under Section 16(a) of the Exchange Act, our directors, officers and beneficial owners of more than 10% of the outstanding shares of our common stock are required to report their initial stock ownership and any subsequent changes in that ownership to the SEC. Based solely upon our review of such forms filed with the SEC and written representations from our directors and officers that no other forms were required to be filed, we believe that all such forms were filed on a timely basis during 2021 except for a Form 4 reporting Mr. Morrison’s initial stock award in connection with his appointment to the Board, which was filed one day late due to an administrative oversight.

PROPOSAL 1—ELECTION OF DIRECTORS
At the 2022 annual meeting of shareholders, the eight nominees named in this proxy statement are standing for election or re-election as directors of the Company for a one-year term. Following a search process initiated by the Nominating and Governance Committee with the assistance of an executive search firm, the Committee identified Mr. Morrison as a highly qualified director candidate and recommended him to the Board. As previously reported, the Board appointed Mr. Morrison as a director in June 2021, and he is standing for election at the annual meeting. Also as previously reported, Mr. Henry will be retiring from the Board and is not standing for re-election at the annual meeting
Each director nominee will be elected if he or she receives more “FOR” votes than “AGAINST” votes. Each nominee elected as a director will continue in office until the 2023 annual meeting of shareholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal. Proxies may not be voted for more than eight nominees.
The Nominating and Governance Committee of the Board is responsible for making recommendations to the Board concerning nominees for election as directors and nominees for Board vacancies. When assessing a director candidate’s qualifications, the Nominating and Governance Committee will consider the candidate’s independence, skills, current and previous occupations, other board memberships and professional experiences in the context of the needs of the Board. The Nominating and Governance Committee has adopted Director Qualification Criteria and Independence Standards, which, in general, require that director candidates have ample experience and a proven record of professional success, leadership and the highest level of personal and professional ethics, integrity and values. The Nominating and Governance Committee seeks qualified candidates with diverse backgrounds including, but not limited to, such factors as race, gender and ethnicity. Our Corporate Governance Guidelines provide that the Nominating and Governance Committee will consider director candidates recommended by shareholders, provided such recommendations comply with the process set forth in our bylaws. In assessing such candidates, the Nominating and Governance Committee will consider the same criteria described above. See our Corporate Governance Guidelines and our Director Qualification Criteria and Independence Standards, which may be viewed in the “Governance Documents” section of our website at http://ir.veritivcorp.com, for additional information on the selection of director candidates.
Each nominee named in this proxy statement has consented to being named in this proxy statement and to serve if elected. If any nominee becomes unable to serve, proxies will be voted for the election of such other person as the Board may designate, unless the Board chooses to reduce the number of director seats. However, the Company has no reason to believe that any nominee will be unable to serve.
The following are descriptions of the business and public company director experience of our director nominees, including their current principal positions, terms of office, and ages as of March 1, 2022. We have been advised that there are no family relationships among any of our executive officers and directors.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT FOR ELECTION TO THE BOARD

Salvatore A. Abbate
Chief Executive Officer Age: 53 Director Since: September 2020
Background
Mr. Abbate has served as Chief Executive Officer of the Company since September 2020. Previously, Mr. Abbate served as Chief Operating Officer of the Company from January 2020 to September 2020 and as Senior Vice President and Chief Commercial Officer of the Company from April 2018 to December 2019. Prior to that, Mr. Abbate served as Senior Vice President, Chief Sales & Marketing Officer for Andersen Windows & Doors, Inc., a leading North American window and door manufacturer, from July 2013 to March 2018. From September 2011 to June 2013, Mr. Abbate served as Senior Vice President, Sales and Marketing for Andersen. Prior to that, Mr. Abbate served as Vice President, Global Sales and Marketing for the performance films division of Solutia, Inc., a performance materials and specialty chemical provider now part of the Eastman Chemical Company. Mr. Abbate began his career at Armstrong World Industries, where he spent 15 years in various roles across all three of Armstrong’s business units, including sales, marketing, manufacturing and process improvement.
Attributes and Skills
Mr. Abbate brings to the Board of Directors significant leadership and operations experience in strategy, marketing, sales, distribution, customer service, logistics, manufacturing and process improvement.
Other Directorships
None.

Shantella E. Cooper
Independent Director Age: 54 Director Since: February 2020 Current Board Committees: • Compensation and Leadership Development • Nominating and Governance
Background
Shantella E. Cooper served as the Executive Director for the Atlanta Committee for Progress from January 2019 to March 1, 2022. In this role, she provided leadership on key issues relating to economic growth and inclusion in Atlanta. From February 2016 to May 2018, Ms. Cooper served as the Chief Transformation Officer for WestRock Company, a leading paper and packaging solutions company, where she was responsible for leading the company’s efforts to develop processes and capabilities needed for growth. From January 2011 to February 2016, Ms. Cooper served as the Vice President and General Manager of Lockheed Martin Aeronautics Company, an aerospace and defense contractor. While at Lockheed, Ms. Cooper oversaw the 6,000-employee operation responsible for designing, producing, modifying and maintaining military aircraft for the United States and countries around the world.
Attributes and Skills
Ms. Cooper brings to the Board in-depth knowledge of business operations, transformation and strategy, together with experience in leadership, economic growth and community affairs.
Other Directorships
Ms. Cooper also serves as a director of SouthState Corporation, Georgia Power Company and Intercontinental Exchange, Inc. and previously served as a director of Atlantic Capital Bancshares, Inc.

David E. Flitman
Independent Director Age: 57 Director Since: July 2017 Current Board Committees: • Audit and Finance • Compensation and Leadership Development
Background
Mr. Flitman became the President of Builders FirstSource, Inc., the largest supplier of building products and services to the U.S. residential construction market, in January 2021 following the merger of Builders FirstSource and BMC Stock Holdings, Inc. and assumed the role of CEO of Builders FirstSource on April 1, 2021. Previously, Mr. Flitman served as President and Chief Executive Officer of BMC Stock Holdings, Inc., a leading provider of diversified building products, services and innovative building solutions in the U.S. residential construction market, from September 2018 to December 2020. From January 2015 to September 2018, he served as Executive Vice President of Performance Food Group Company, a family of leading foodservice distributors, and President and Chief Executive Officer of its Performance Foodservice division. From January 2014 to December 2014, Mr. Flitman served as Chief Operating Officer and President USA and Mexico of Univar Corporation, a global chemical distributor. Mr. Flitman joined Univar in December 2012 as President USA with additional responsibility for Univar’s Global Supply Chain and Export Services teams. From November 2011 to September 2012, he served as Executive Vice President and President Water and Process Services at Ecolab, the global leader in water, hygiene and energy technologies and services. From August 2008 to November 2011, Mr. Flitman served as Senior Executive Vice President of Nalco until it was acquired by Ecolab. He also served as President of Allegheny Power from February 2005 to July 2008. Formerly, Mr. Flitman spent nearly 20 years in operational, commercial, and global business leadership positions at DuPont.
Attributes and Skills
Mr. Flitman brings to the Board of Directors strong global business leadership and executive management skills, extensive commercial distribution industry experience, and experience managing newly public companies.
Other Directorships
Mr. Flitman also serves as a director of Builders FirstSource, Inc. and previously served as a director of BMC Stock Holdings, Inc.

Tracy A. Leinbach
Independent Director Age: 62 Director Since: June 2014 Current Board Committees: • Compensation and Leadership Development (Chair) • Nominating and Governance
Background
Ms. Leinbach served as Executive Vice President and Chief Financial Officer of Ryder System, Inc., a global leader in supply chain, warehousing and transportation management solutions, from March 2003 until her retirement in February 2006. Ms. Leinbach served as Executive Vice President of Ryder’s Fleet Management Solutions from March 2001 to March 2003, Senior Vice President, Sales and Marketing from September 2000 to March 2001, and Senior Vice President, Field Management from July 2000 to September 2000. Since beginning her career at Ryder in 1985, Ms. Leinbach served in various finance, operations and sales positions of increasing responsibility, including serving Ryder Transportation Services as Managing Director-Europe, Senior Vice President and Chief Financial Officer, Senior Vice President, Business Services and Senior Vice President, Purchasing and Asset Management. Prior to her career with Ryder, Ms. Leinbach, a former licensed CPA, worked in public accounting for Price Waterhouse.
Attributes and Skills
Ms. Leinbach brings to the Board of Directors particular knowledge, expertise and perspectives in corporate finance, operations, sales and logistics, strategic planning and risk management, issues regarding the management of a multinational corporation, and financial reporting and accounting issues for large public companies.
Other Directorships
Ms. Leinbach also serves as a director of Hasbro, Inc. and formerly served on the board of directors of Forward Air Corporation.

Stephen E. Macadam
Independent Director Age: 61 Director Since: February 2020 Chairman of the Board
Background
Mr. Macadam is the retired Vice Chairman of EnPro Industries, Inc., a niche manufacturer and provider of precision industrial components, solutions and services. Mr. Macadam served as President and Chief Executive Officer of EnPro from April 2008 until July 2019 and as Vice Chairman from July 2019 through February 2020. From October 2005 to March 2008, Mr. Macadam served as Chief Executive Officer of BlueLinx Holdings Inc., a North American building product-distribution business. From August 2001 to October 2005, Mr. Macadam was the President and Chief Executive Officer of Consolidated Container Company, LLC, a rigid plastic container manufacturer. He served previously with Georgia-Pacific Corp. where he held the position of Executive Vice President, Pulp & Paperboard from July 2000 until August 2001, and the position of Senior Vice President, Containerboard & Packaging from March 1998 until July 2000. Mr. Macadam held positions of increasing responsibility with McKinsey and Company from 1988 until 1998, culminating in the role of principal in charge of McKinsey’s Charlotte, North Carolina operation.
Attributes and Skills
Mr. Macadam brings to the Board of Directors strong leadership and operations experience developed as CEO of manufacturing and distribution businesses, both in the U.S. and globally, broad experience with public and private boards of directors, and extensive knowledge in the areas of strategy, business transformation, organizational change and operational efficiencies.
Other Directorships
Mr. Macadam also serves as a director of Valvoline, Inc. and Louisiana-Pacific Corporation and formerly served on the board of directors of EnPro Industries, Inc.

Gregory B. Morrison
Independent Director Age: 62 Director Since: June 2021 Current Board Committees: • Audit and Finance • Compensation and Leadership Development
Background
Mr. Morrison served as the Senior Vice President and Chief Information Officer of Cox Enterprises, Inc., a leading communications, media and automotive services company, from February 2002 until his retirement in January 2020. While at Cox Enterprises, Mr. Morrison was responsible for all facets of the company’s information systems and transaction processing requirements. Prior to joining Cox Enterprises, Mr. Morrison served as Vice President of Information Systems at Prudential Financial, Inc. and as Executive Vice President and Chief Operating Officer for RealEstate.com.
Attributes and Skills
Mr. Morrison brings to the Board of Directors significant leadership and information technology experience.
Other Directorships
Mr. Morrison also serves as a director of Rollins Inc. and Veritex Holdings, Inc.

Michael P. Muldowney
Independent Director Age: 58 Director Since: June 2014 Current Board Committees: • Audit and Finance (Chair) • Nominating and Governance
Background
Mr. Muldowney is the Chief Executive Officer of Foxford Capital, LLC, a strategic financial advisory and investment management firm he founded in 2012. In addition, since October 2020 Mr. Muldowney has served as the managing member of Waterville Investment Partners, LLC, the management company to Eastward Access Capital Fund 9-1, LP, a late-stage venture credit access fund. From June 2014 to December 2018, Mr. Muldowney served as Chief Financial Officer of Gordon Brothers Group, a global advisory, restructuring and investment firm. From 2007 to 2011, Mr. Muldowney served as the Executive Vice President and Chief Financial Officer of Houghton Mifflin Harcourt Company, a global educational publishing company. From March 2011 to September 2011, Mr. Muldowney also served as Houghton Mifflin Harcourt Company’s Interim Chief Executive Officer. Houghton Mifflin Harcourt Company filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code in May 2012 and emerged with a confirmed plan in June 2012. Previously, Mr. Muldowney served in various capacities, including as Chief Operating Officer, Chief Financial Officer, President and Director, at Nextera Enterprises, Inc., a consulting firm. Early in his career, Mr. Muldowney held various management positions with Marsh & McLennan Companies, including Corporate Controller and Principal of the Mercer Management Consulting subsidiary.
Attributes and Skills
Mr. Muldowney, a former Certified Public Accountant, brings to the Board of Directors a broad-based business background and significant financial expertise and leadership skills.
Other Directorships
Mr. Muldowney also serves as a director of iAnthus Capital Holdings, Inc.

Charles G. Ward, III
Independent Director Age: 69 Director Since: June 2014 Current Board Committees: • Audit and Finance • Nominating and Governance (Chair)
Background
Mr. Ward was a partner at Perella Weinberg Partners, a global, independent advisory and asset management firm, from March 2012 until his retirement in December 2015. From October 2010 to December 2011, Mr. Ward served as Chief Investment Officer for Arcapita Inc., a private equity firm. Arcapita filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code in March 2012 and emerged with a confirmed plan in September 2013. From 2002 to 2010, Mr. Ward was President of Lazard Ltd., a leading financial advisory and investment management firm. Prior to that, Mr. Ward served as Global Head of Investment Banking and Private Equity for Credit Suisse First Boston and as a Co-Founder and member of the board of directors of Wasserstein Perella Group, a U.S. investment bank.
Attributes and Skills
Mr. Ward brings to the Board of Directors significant financial expertise and extensive investment banking, capital markets, and private equity experience.
Other Directorships
None.

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE PRINCIPLES
Our business is managed under the direction of our Board of Directors pursuant to the Delaware General Corporation Law and our bylaws. The Board is responsible for assuring appropriate alignment of its leadership structure, committees and management with the interests of shareholders, employees and the communities in which we operate, and may, pursuant to our bylaws, establish committees to exercise delegated authority. The Board is kept advised of company business through regular written reports and analyses and discussions with the CEO and other executive officers, by reviewing materials provided to them and by participating in Board and committee meetings.
The Board has adopted policies and procedures designed to ensure effective governance of the Company. Our corporate governance materials, including our Corporate Governance Guidelines, the charters of each of the standing committees of the Board and our Code of Business Conduct and Ethics, may be viewed in the “Governance Documents” section of our website at http://ir.veritivcorp.com. We intend to include on our website information about any amendments to, or waivers from, a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller in accordance with SEC rules.
The Nominating and Governance Committee periodically reviews our Corporate Governance Guidelines and reassesses the adequacy of such guidelines and proposes changes as warranted for approval by the Board.
DIRECTOR INDEPENDENCE
A majority of our directors must be independent as defined by the Director Qualification Criteria and Independence Standards adopted by the Board and the rules of the NYSE and the SEC. The Board makes a determination as to the independence of each director upon such director’s initial appointment and thereafter on an annual basis. The Board has determined that each of the current members of the Board, except for Mr. Abbate, has no material relationship with the Company and satisfies all the criteria for being independent members of our Board within the meaning of the Director Qualification Criteria and Independence Standards and the rules of the NYSE and the SEC.
BOARD COMPOSITION, DIVERSITY AND LEADERSHIP STRUCTURE
The Board currently consists of nine directors, eight of whom are standing for election or re-election at the annual meeting. Our certificate of incorporation and bylaws provide that the Board may increase or decrease the size of the Board and fill any vacancies. Our Corporate Governance Guidelines provide that a director shall retire at the end of the term expiring in the year in which the director attains the age of 75; however, the Board, in its discretion, may decide to recommend a retiring director for an additional year of service.
Veritiv is committed to establishing and maintaining a diverse Board. The current Board is comprised of 22% female directors and 22% of the Board is racially/ethnically diverse.
Mr. Macadam was appointed as the non-executive Chairman of the Board in September 2020.The Board has no policy with respect to the separation of the offices of Chairman and CEO and determines the Board leadership model it believes is in the best interests of the Company from time to time. The Board has concluded that separating the roles of CEO and Chairman of the Board is the most effective leadership structure for the Company at the present time because it allows our CEO to focus on the operations of our business while the non-executive Chairman focuses on leading the Board in its responsibilities.

BOARD MEETINGS, EXECUTIVE SESSIONS AND INDEPENDENT BOARD LEADER
During 2021, the Board met seven times and each director who served during that time attended 100% of the total number of Board meetings and of the meetings of the standing committees on which he or she then served. Our independent directors meet at regularly scheduled executive sessions at least semiannually without management representatives or non-independent directors present. Executive sessions generally coincide with regularly scheduled meetings of the Board. As provided in the Company’s Corporate Governance Guidelines, executive sessions are chaired by the Independent Board Leader (who is either the non-executive Chairman of the Board or, if the CEO serves as Chairman, an independent director appointed as Lead Director by the independent members of the Board).
The responsibilities of the Independent Board Leader include:
•
presiding at meetings of the Board of Directors where the CEO is not present (including executive sessions of the independent directors);

•
developing agendas for Board meetings in close coordination with the CEO;

•
calling, coordinating and maintaining a record of meetings of independent directors as appropriate;

•
organizing the process pursuant to which the independent directors shall evaluate the performance of the CEO not less than annually, in consultation with the Nominating and Governance Committee;

•
overseeing the Board’s efforts related to CEO succession planning, including the process to prepare for and smoothly execute any CEO transitions;

•
serving as a liaison between non-management directors and the CEO and other leadership team members, particularly with respect to sensitive matters;

•
participating in the director recruitment process along with the CEO and the Nominating and Governance Committee; and

•
being available to engage with shareholders on matters related to board governance and oversight as appropriate.

The Independent Board Leader is also available to receive direct communications from shareholders and other interested parties through Board approved procedures and may periodically, as directed by our Board, be asked to speak for the Company or perform other responsibilities.
ANNUAL MEETING ATTENDANCE
Our Corporate Governance Guidelines provide that members of the Board are expected to attend annual shareholders meetings and all directors then serving attended the 2021 annual meeting.

BOARD COMMITTEES
The standing committees of the Board are the Audit and Finance Committee, the Compensation and Leadership Development Committee and the Nominating and Governance Committee. All the standing committees are comprised entirely of independent directors in accordance with the NYSE listing standards. The table below shows the current members of each of the committees and the number of meetings each committee held in 2021:
Name	Audit and Finance Committee	Compensation and Leadership Development Committee	Nominating and Governance Committee
Shantella E. Cooper		X	X
David E. Flitman	X	X
Daniel T. Henry	X	X
Tracy A. Leinbach		Chair	X
Gregory B. Morrison	X	X
Michael P. Muldowney	Chair		X
Charles G. Ward, III	X		Chair
Number of Meetings	5	6	4
Audit and Finance Committee
The principal functions of the Audit and Finance Committee include:
•
reviewing and discussing with the Company’s independent auditors the scope and thoroughness of the independent auditors’ examination and reports, and judgments made, and considering recommendations of the independent auditors;

•
reviewing and discussing with Company management analyses prepared, the scope and thoroughness of review, and judgments made;

•
appointing the independent auditor and pre-approving all services and related fees for the year;

•
preparing and approving the committee report required by the rules of the SEC for inclusion in the Company’s annual proxy statement and annual report to shareholders;

•
reviewing the independent auditor’s qualifications, performance and independence;

•
reviewing the sufficiency and effectiveness of the Company’s system of internal controls, including compliance with legal and regulatory requirements;

•
reviewing and discussing the Company’s quarterly and annual filings on Form 10-Q and Form 10-K, respectively;

•
reviewing management’s use of non-GAAP measures and metrics (including environmental, social and governance measures and metrics) and in particular how these measures are used to evaluate performance;

•
reviewing periodically the Company’s antifraud programs and controls;

•
evaluating enterprise financial risk exposures and risk management policies;

•
reviewing financing and capital structure plans;

•
reviewing and recommending approval authority for capital expenditures, financings, acquisitions and divestitures; and

•
performing other functions or duties deemed appropriate by the Board.

Our Board has determined that each member of the Audit and Finance Committee satisfies all applicable financial literacy requirements, four of the five members meet the definition of an audit committee financial expert as defined by the SEC and each member meets the additional independence requirements specific to audit committee membership as defined by the listing standards of the NYSE and the Exchange Act.
The Audit and Finance Committee charter is posted in the “Governance Documents” section of our website at http://ir.veritivcorp.com.
Compensation and Leadership Development Committee
The principal functions of the Compensation and Leadership Development Committee include:
•
establishing, periodically reviewing and implementing the Company’s compensation philosophy and overseeing the development and implementation of the compensation programs for the executive officers;

•
reviewing management’s policies and strategies relating to the Company’s human capital, including those regarding succession planning, diversity, internal pay equity, recruiting, retention and talent development;

•
determining the corporate and individual performance measures and objectives of the Company’s executive officers;

•
assuring that the total compensation paid to the Company’s executive officers is fair, equitable and competitive, based on an internal review and comparison to survey data;

•
approving and administering the terms and policies of the Company’s long-term incentive compensation programs for executive officers;

•
approving and administering the terms and policies of the Company’s short-term incentive compensation programs for executive officers;

•
approving the Company’s performance achievement as measured against its incentive compensation plan metrics and the resulting payouts;

•
reviewing and approving employment agreements, severance agreements and change in control agreements, and any additional special or supplemental benefits for executive officers;

•
reviewing and approving retirement and benefit plans for executive officers;

•
reviewing at least annually senior management succession planning and policies and programs for the development of leadership personnel;

•
preparing and approving the report of the compensation committee required by the rules of the SEC for inclusion in the Company’s annual proxy statement and annual report to shareholders; and

•
performing other functions or duties deemed appropriate by the Board.

Our Board has determined that each member of the Compensation and Leadership Development Committee meets the additional independence requirements specific to compensation committee membership as defined by the listing standards of the NYSE.
The Compensation and Leadership Development Committee charter is posted in the “Governance Documents” section of our website at http://ir.veritivcorp.com.
Nominating and Governance Committee
The principal functions of the Nominating and Governance Committee include:
•
developing qualifications/criteria for selecting and evaluating director nominees and evaluating current directors;

•
considering and proposing director nominees for election to the Board;

•
selecting candidates to fill Board vacancies as they may occur;

•
making recommendations to the Board regarding committee membership;

•
conducting the annual CEO performance evaluation in consultation with the Independent Board Leader;

•
reviewing and making recommendations with respect to the compensation (including equity-based compensation) of non-employee directors, including the Independent Board Leader;

•
reviewing and discussing with Company management environmental, social and governance issues relating to the Company, its employees and operations and the Company’s corporate responsibility policies and practices;

•
developing and generally monitoring our Corporate Governance Guidelines and procedures;

•
overseeing the annual evaluations of the Board and Board committees; and

•
performing other functions or duties deemed appropriate by the Board.

The Nominating and Governance Committee charter is posted in the “Governance Documents” section of our website at http://ir.veritivcorp.com.
COMMUNICATIONS WITH THE BOARD
Interested parties who wish to communicate with members of the Board as a group, with non-employee or independent directors as a group, or with any individual directors, including with the Independent Board Leader, may do so by writing to Board Members c/o Corporate Secretary, Veritiv Corporation, 1000 Abernathy Road NE, Building 400, Suite 1700, Atlanta, Georgia 30328. The directors have requested that the Corporate Secretary act as their agent in processing any communications received. All communications that relate to matters that are within the scope of responsibilities of the Board and its committees will be forwarded to the appropriate directors. Communications relating to matters within the responsibility of one of the committees of the Board will be forwarded to the chair of the appropriate committee. Communications relating to ordinary business matters are not within the scope of the Board’s responsibility and will be forwarded to the appropriate officer at the Company. Solicitations, advertising materials, and frivolous or inappropriate communications will not be forwarded.
RELATED PERSON TRANSACTION POLICY
The Board recognizes that transactions with Related Persons (as defined below) present a potential for conflict of interest (or the perception of a conflict) and, together with our senior management, the Board has enforced the conflict of interest provisions set forth in our Code of Business Conduct and Ethics. All employees and members of the Board are subject to our Code of Business Conduct and Ethics. Additionally, we have adopted a written policy regarding review and approval or ratification of related party transactions by the Audit and Finance Committee (Related Person Transaction Policy). The Related Person Transaction Policy is posted in the “Governance Documents” section of our website at http://ir.veritivcorp.com.
The Company’s Related Person Transaction Policy defines a Related Person as any person who is, or at any time since the beginning of our last fiscal year was:
•
a director or executive officer of the Company or a nominee to become a director of the Company;

•
any person who is known to the Company to be the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 5% of the Company’s common stock; and

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner.

For purposes of the Related Person Transaction Policy, a Related Person Transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest.
The Board has considered certain types of potential Related Person Transactions and preapproved them as not presenting material conflicts of interest. These transactions include (i) compensation paid to directors and executive officers that has been approved by the Board or the Compensation and Leadership Development Committee; (ii) transactions with another company in which the Related Person’s interest derives solely from his or her service as a director of the other company that is a party to the transaction; (iii) transactions with another company in which the Related Person’s interest derives solely from his or her direct or indirect ownership of less than 10% of the equity interest in another person (other than a general partnership interest) who is a party to the transaction; (iv) transactions where the Related Person’s interest arises solely from the ownership of Company common stock and all holders of such common stock receive the same benefit on a pro rata basis (e.g., dividends); and (v) any transaction where the rates or charges are determined by competitive bids.
Pursuant to the terms of the Related Person Transaction Policy, any Related Person Transaction is required to be reported to the General Counsel, who will then determine whether it should be submitted to our Audit and Finance Committee for consideration (or if it is not practicable or desirable for the Company to wait until the next regularly scheduled Audit and Finance Committee meeting, to the Chair of the Audit and Finance Committee). The Audit and Finance Committee, or where submitted to the Chair of the Audit and Finance Committee, the Chair, must then consider all relevant facts and circumstances and decide whether to approve any Related Person Transaction. The Audit and Finance Committee (or the Chair) shall approve only those Related Person Transactions that are in, or are not inconsistent with, the interests of the Company and its shareholders, as the Committee (or the Chair) determines in good faith. When applicable, the Chair of the Audit and Finance Committee shall report to the Audit and Finance Committee at its next meeting any approval under the policy pursuant to the Chair’s delegated authority. There were no Related Person Transactions from January 1, 2021 through the date of this proxy statement.
BOARD ROLE IN RISK OVERSIGHT
Management is responsible for identifying and prioritizing enterprise risks facing the Company. The Board is responsible for overall risk oversight of the Company, which includes certain environmental, social, information technology and cybersecurity, supply chain and governance matters and for ensuring that material risks are managed appropriately. The Board and its committees regularly review material strategic, operational, financial, compensation and compliance risks with management.
The Audit and Finance Committee is responsible for discussing our overall risk assessment and risk management practices, as set forth in the Audit and Finance Committee charter. The Audit and Finance Committee also performs a central oversight role with respect to financial and compliance risks, and periodically reports on its findings to the full Board. In addition, the Audit and Finance Committee is responsible for assessing risk, including internal control over financial reporting, related to our capital structure and significant financial exposures, and regularly evaluates financial risks associated with such programs.
The Compensation and Leadership Development Committee oversees risk management as it relates to our compensation plans, policies and practices in connection with structuring our executive compensation programs and reviewing our incentive compensation programs for other employees and reviews with management whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.
The Nominating and Governance Committee oversees risks related to our governance structure and processes, including whether they are successful in preventing illegal or improper liability-creating conduct.

The Board is kept informed of each committee’s risk oversight and other activities via regular reports of the committee chairs to the full Board. The Board discusses the risks and exposures, if any, discussed in the management and committee reports, as necessary. The Board also receives periodic updates regarding our environmental and social-related initiatives and progress.
DIRECTOR COMPENSATION
Cash Compensation.    Annual cash retainers payable to our non-employee directors for 2021 were as follows (prorated as appropriate for length of service in the respective role):
•
Director retainer—$85,000

•
Non-Executive Chairman of the Board retainer—$130,000

•
Audit and Finance Committee chair retainer—$25,000

•
Compensation and Leadership Development Committee chair retainer—$15,000

•
Nominating and Governance Committee chair retainer—$12,000

We do not provide any per-meeting compensation to any of our directors. All our directors are reimbursed for their reasonable costs and expenses incurred in attending our Board meetings.
Stock-Based Compensation.    Each of our non-employee directors also receive an annual stock award with a grant date fair value of $140,000 following their election at the annual meeting of shareholders. The stock awards granted to our directors are made pursuant to the Veritiv Corporation 2014 Omnibus Incentive Plan. These awards of common stock may, at the director’s option, be deferred into fully-vested shares of phantom stock.
2021 Director Compensation Table.    The following table summarizes the compensation that we paid or awarded to our non-employee directors during 2021. Mr. Abbate did not receive any compensation for his service as a director. Information regarding compensation for Mr. Abbate can be found in the Executive Compensation section of this proxy statement.
Name	Fees Earned or Paid in Cash	Stock-based Awards(1)(2)	Total
Shantella E. Cooper	$85,000	$140,000	$225,000
David E. Flitman	$85,000	$140,000	$225,000
Daniel T. Henry	$87,000	$140,000	$227,000
Tracy A. Leinbach	$100,000	$140,000	$240,000
Stephen E. Macadam	$215,000	$140,000	$355,000
Gregory B. Morrison	$42,500	$116,667	$159,167
Michael P. Muldowney	$110,000	$140,000	$250,000
Charles G. Ward, III	$95,000	$140,000	$235,000

(1)
The amounts disclosed in the “Stock-based Awards” column represent the aggregate grant date fair value of stock awards granted during 2021 as determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (FASB ASC Topic 718). The reported amount represents the annual stock-based compensation target of $140,000 for 2021. See Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of the relevant assumptions used in calculating the amounts reported.

(2)
As of December 31, 2021, each non-employee director held the following number of deferred share units and shares of phantom stock:

Name	Deferred Share Units	Phantom Stock	Total
Shantella E. Cooper	—	16,589	16,589
David E. Flitman	—	28,185	28,185
Daniel T. Henry	8,649	—	8,649
Tracy A. Leinbach	8,649	18,216	26,865
Stephen E. Macadam	—	16,589	16,589
Gregory B. Morrison	—	—	—
Michael P. Muldowney	8,649	28,362	37,011
Charles G. Ward, III	8,649	28,362	37,011
Director Stock Ownership Guidelines.    Our director stock ownership guidelines require each of our non-employee directors to retain Veritiv common stock received in the form of equity awards until such time as he or she achieves and maintains an aggregate value of Veritiv common stock equal to five times his or her then current annual cash retainer. For purposes of these guidelines, stock holdings will be deemed to include deferred share units, notional share units for stock awards deferred pursuant to the Veritiv Deferred Compensation Plan and/or outright stock grants. Mr. Abbate is subject to the executive stock ownership guidelines described later in this proxy statement.

AUDIT AND FINANCE COMMITTEE REPORT
The Audit and Finance Committee of the Board of Directors serves as the representative of the Board for general oversight of our financial accounting and reporting practices, systems of internal control, audit process, and monitoring compliance with laws and regulations and standards of business conduct. The Board has adopted a written charter for the Audit and Finance Committee. Management has responsibility for preparing our financial statements as well as for our financial reporting process. Deloitte & Touche LLP (Deloitte), acting as independent accountant, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles in the United States.
In connection with its oversight function, the Audit and Finance Committee is directly responsible for the appointment, retention and termination, evaluation and compensation of our independent registered public accounting firm, and such firm reports directly to the Audit and Finance Committee. In selecting Deloitte to serve as our independent registered public accounting firm for 2022, the Audit and Finance Committee considered a number of factors, including:
•
Deloitte’s performance during 2021 and in previous years, including the quality of Deloitte’s services, the sufficiency of Deloitte’s resources and the quality of the Audit and Finance Committee’s ongoing discussions with Deloitte, including the professional resolution of accounting and financial reporting matters with Deloitte’s national office;

•
the professional qualifications of Deloitte, the lead audit partner and other key engagement partners;

•
Deloitte’s independence program and its processes for maintaining its independence;

•
Deloitte’s tenure as our independent registered public accounting firm and the depth of its understanding of our business, accounting policies and practices and internal control over financial reporting;

•
the appropriateness of Deloitte’s fees for audit and non-audit services (on both an absolute basis and as compared to its peer firms);

•
consideration of Deloitte’s known legal risks and significant proceedings that may impair their ability to perform our annual audit; and

•
the results of management’s and the Audit and Finance Committee’s annual evaluations of the qualifications, performance and independence of Deloitte.

Additionally, when the audit engagement partner is due to rotate off the Company’s audit team following five years of service, the Audit and Finance Committee is involved in the selection of the audit engagement partner.
In this context, the Audit and Finance Committee hereby reports as follows:
(1)
The Audit and Finance Committee has reviewed and discussed the audited financial statements for fiscal year 2021 with management.

(2)
The Audit and Finance Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

(3)
The Audit and Finance Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting

Oversight Board regarding Deloitte’s communications with the Audit and Finance Committee concerning independence and has discussed with Deloitte its independence.
(4)
Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit and Finance Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

This Audit and Finance Committee Report shall not be deemed to be “filed” with the SEC or subject to Section 18 of the Exchange Act.
AUDIT AND FINANCE COMMITTEE
Michael P. Muldowney, Chair
David E. Flitman
Daniel T. Henry
Gregory B. Morrison
Charles G. Ward, III

PRINCIPAL ACCOUNTANT FEES AND SERVICES
Generally, the Audit and Finance Committee approves each year the specific types and estimated amounts of all audit and non-audit services that are contemplated to be performed by our independent registered public accounting firm during that calendar year, before any such work commences. The Chair of the Audit and Finance Committee may approve other services not prohibited by applicable law or regulation and not previously approved by the Audit and Finance Committee up to $250,000 at any one time. The Chair may also approve services previously approved by the Audit and Finance Committee at amounts up to $250,000 higher than previously approved by the Audit and Finance Committee. In either case, the Chair will report his or her approval of such additional services and/or amounts to the Audit and Finance Committee at its next scheduled meeting or at a special meeting, which may be called in the absolute discretion of the Chair, and such amounts are subject to Committee ratification. The Chair may also defer to the Audit and Finance Committee with respect to any such additional services or amounts. The Chair and/or the Audit and Finance Committee is authorized to approve such additional non-audit services without limit after they determine that such services will not impair the independence of the independent registered public accounting firm.
Aggregate fees for professional services rendered by Deloitte for the years ended December 31, 2021 and 2020 were as follows:
Aggregate Fees For Professional Services	2021	2020
Audit Fees	$2,875,000	$2,914,695
Audit-Related Fees	344,035	398,599
Tax Fees	—	—
All Other Fees	—	—
Total	$3,219,035	$3,313,294
Audit Fees.   Audit fees for the years ended December 31, 2021 and 2020 were for professional services rendered by Deloitte for the audits of our consolidated financial statements as of and for the years ended December 31, 2021 and 2020 and reviews of the financial statements included in our Quarterly Reports on Form 10-Q.
Audit-Related Fees.   Audit-Related fees for year ended December 31, 2021, consisted of statutory audits of certain of the Company’s international subsidiaries, subscription to Deloitte’s Accounting Research Tool, and reviews of the Company’s SEC filings not included under Audit fees above. Audit-Related fees for year ended December 31, 2020, consisted of services in connection with a secondary offering of Company common stock, statutory audits of certain of the Company’s international subsidiaries, subscription to Deloitte’s Accounting Research Tool, and reviews of the Company’s SEC filings not included under Audit fees above.
Tax Fees.   There were no tax fees for the years ended December 31, 2021 and 2020.
All Other Fees.   There were no other fees for the years ended December 31, 2021 and 2020.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit and Finance Committee, pursuant to its charter, has appointed Deloitte as our independent registered public accounting firm for 2022. Deloitte has served in this capacity since 2013.
While the Audit and Finance Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit and Finance Committee and our Board are requesting, as a matter of good corporate governance, that the shareholders ratify the appointment of Deloitte as our independent registered public accounting firm. The Audit and Finance Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareholders do not ratify the appointment, the Audit and Finance Committee may investigate the reasons for shareholder rejection and may consider whether to retain Deloitte or to appoint another independent registered public accounting firm.
Furthermore, even if the appointment is ratified, the Audit and Finance Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Veritiv or our shareholders.
A formal statement by representatives of Deloitte is not planned for the annual meeting. However, Deloitte representatives are expected to be present at the meeting and available to respond to appropriate questions.
OUR BOARD OF DIRECTORS AND THE AUDIT AND FINANCE COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022

EXECUTIVE COMPENSATION
EXECUTIVE SUMMARY
We are a full-service provider of packaging, JanSan and hygiene products, services and solutions. Additionally, we provide print and publishing products, logistics and supply chain management solutions. Serving customers in a wide range of industries both in North America and globally, we have distribution centers throughout the U.S., Canada and Mexico, and team members around the world helping shape the success of our customers. Approximately 6,100 employees strong, we are driven by our Values: Integrity, One Team, People Commitment, Customer Focus, Operational Excellence and Passion for Results.
For 2021, our executive compensation program continued to evolve to further support the Company’s strategy and reinforce the Company’s pay-for-performance philosophy. Our key compensation changes for 2021 reflect our focus on transforming our business to become a leading packaging solutions business, and on delivering value creation for our shareholders, by growing revenue, improving margins and cash flow, reducing costs and driving growth in our packaging business.
2021 compensation highlights include:
OUR 2021 COMPENSATION PROGRAMS
Our 2021 compensation programs reflect shareholder feedback and were designed to support our transformation to a packaging solutions business and drive growth.
•
Our 2021 long-term incentive (LTI) program was aligned with shareholder feedback, business dynamics and market practice. Specifically:

—
We used different performance metrics in our annual and long-term incentives (LTI). We designed the LTI program to help drive growth in our Packaging segment and increase our focus on Return on Invested Capital (ROIC), while we designed our Annual Incentive Plan (AIP) to drive our Adjusted EBITDA results.

—
We managed dilution by granting cash-settled performance units in 2021. We used cash-settled performance based units for LTI program awards in 2020 and 2021 while focusing on driving growth, increasing our value to shareholders and managing our dilution. A modifier (which could result in an upward or downward adjustment on payouts) based on our relative TSR results maintained the tie to our share price.
—
We set our annual LTI performance targets in advance of the three-year performance period and measure relative TSR over the entire three-year performance period.

•
Our 2021 compensation and relative TSR peer groups reflected our evolution to a packaging solutions business and our current industry and business dynamics. Given the limited number of our direct competitors that are publicly traded and that we compete for talent from a broader group of companies than just distribution companies, our screening criteria included distribution companies as well as companies in the packaging and paper industry to help inform 2021 pay decisions. The resulting group of companies reflects our industry and provides a robust sample of companies to help inform decisions of the Compensation and Leadership Development Committee (Committee).

			Paper & Packaging		2020 Revenues (‘000s)
2021 Compensation Peer Group		Distribution	Paper	Packaging
WESCO International, Inc.		✓			$12,326
SpartanNash Company		✓			$9,099
Univar Solutions Inc.		✓			$8,265
Beacon Roofing Supply, Inc.		✓			$7,105
Avery Dennison Corporation			✓	✓	$6,754
Packaging Corporation of America			✓	✓	$6,658
Graphic Packaging Holding Company				✓	$6,560
Sonoco Products Company			✓	✓	$5,237
Watsco, Inc.		✓			$5,055
Sealed Air Corporation				✓	$4,903
R.R. Donnelley & Sons Company			✓		$4,766
Domtar Corporation			✓	✓	$3,652
GMS Inc.		✓			$3,148
MSC Industrial Direct Co., Inc.		✓			$3,141
Resolute Forest Products Inc.			✓		$2,800
MRC Global Inc.		✓			$2,560
Clearwater Paper			✓		$1,869
Deluxe Corp.			✓		$1,791
Verso Corporation			✓		$1,359
HD Supply Holdings, Inc.(1)		✓			—
	75th Percentile				$6,706
	50th Percentile				$4,903
	25th Percentile				$2,970

	Veritiv Corporation				$6,346
	Positioning				66P

(1)
Subsequent to constructing the fiscal 2021 peer group, HD Supply Holdings, Inc. entered into a definitive agreement to be acquired by The Home Depot.

SHAREHOLDER ENGAGEMENT
We have a history of shareholder engagement dating back to 2018. For 2021, we continued our commitment to shareholder engagement.
Shareholder Engagement Following Our 2021 Say on Pay Vote	% of Outstanding Shares
Reached out to our top 20 institutional shareholders	Approximately 75% of outstanding shares represented
Engaged with two shareholders	Approximately 25% of outstanding shares represented
Based on the shareholder engagement we conducted in 2019, 2020 and 2021, we believe our shareholders are supportive of our compensation program. Our Say on Pay vote also improved in 2021 to 98% support, continuing our upward trend from 88% support in 2020. Given the level of support from shareholders and our belief that the current compensation program effectively supports our business strategy, we are keeping the compensation program substantially the same in 2022 other than returning to stock-settled performance share units for the performance-based component of our LTI awards.
OUR PERFORMANCE CULTURE AND COMPENSATION PHILOSOPHY
Our Compensation Philosophy
Our compensation philosophy is to design programs to foster an environment of collaboration, enthusiasm and drive, with a passion for success and an expectation to win, to enable us to create a successful company that meets our commitments to shareholders, customers and employees. We do this by:
•
Aligning with Shareholders.   The interests of our shareholders are important to us, and our programs and practices are intended to align the interests of our executive officers and other senior leaders with the interests of our shareholders.

•
Driving a Pay for Performance Culture.   We reward employees based on performance and their individual contributions that support our success and we motivate employees to strive to exceed performance targets. The pay of our executive officers and other senior leaders is linked to key performance measures and financial results to align with our long-term vision and growth.

•
Aligning with Competitive Practices.   We pay competitively with similar companies to attract and retain key talent and outstanding leaders.

•
Designing Cost-Effective and Affordable Programs.   We design our compensation and benefit programs to be cost-effective and affordable.

Pay and Performance Alignment in Our Target Compensation Mix
The majority of our target compensation is performance-based. Performance-vested equity awards comprise the largest component of the CEO’s and the other NEOs’ target compensation. The pie chart for the NEOs is an average for the NEO group. The charts below show the target compensation mix for 2021.
Our CEO’s Target Compensation Mix

Our Other NEO’s Target Compensation Mix (Average)(1)

(1)
This Compensation Mix reflects regular pay components for our NEOs.

Best Practices
The Committee regularly reviews best practices in governance and executive compensation and revises its policies and practices as appropriate. Our current compensation practices and policies incorporate and reflect the following:
What We Do
Welcome and initiate direct engagement with shareholders.
Align programs with the interests of shareholders.
Pay for performance.
Mitigate risk of compensation programs by balancing short-term and long-term incentives with different financial metrics to encourage the business to grow in a balanced, sustainable manner.
Have strong stock ownership guidelines and a share retention policy.
Use an independent compensation consulting firm, engaged by and reporting directly to the Committee, which provides no other services to the Company.
Provide reasonable post-employment severance provisions.
Provide double trigger vesting for change in control related cash severance payments and stock award vesting.
Permit the recapture (“clawback”) of both annual and long-term incentive compensation in the event of a material negative restatement.

What We Do Not Do
No dividends or dividend equivalents on unearned, unvested or unpaid performance units.
No backdating or repricing of stock options.
No tax gross-ups on perquisites except for limited expenses related to relocation.
No hedging transactions or short sales by executive officers or directors.
No excise tax gross-ups upon a change in control.
No pension or supplemental executive retirement programs except frozen legacy plans and certain union plans (that do not apply to our NEOs).
OUR NAMED EXECUTIVE OFFICERS
The following table sets forth information for our Named Executive Officers (NEOs) for 2021.
Name	Position
Salvatore A. Abbate	Chief Executive Officer
Stephen J. Smith	SVP and Chief Financial Officer
Tracy L. Pearson	Former SVP, Supply Chain Operations*
Daniel J. Watkoske	SVP, Print and Publishing
Mark W. Hianik	SVP, General Counsel and Corporate Secretary
Karen R. Renner	SVP, Chief Information Officer

*
Ms. Pearson’s last day as an executive was August 1, 2021.

ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
Our executive compensation program has three elements: base salary, annual bonus and long-term incentives. The chart below displays these elements as they were for 2021.
What We Pay and Why: 2021 Compensation Program
Base Salary
We provide base salary, a fixed element in our compensation program, to attract and retain talent. The Committee determines a base salary for each executive officer based on the scope and complexity of the role, internal relativity, external competitiveness, input from the Committee’s independent compensation consultant and individual performance. Shown below are the 2021 base salaries for our NEOs. The Committee did not increase salaries for our NEOs in 2021.
Executive	2020 Base Salary(1)	2021 Base Salary	% Change
Mr. Abbate	$800,000	$800,000	0%
Mr. Smith	$592,275	$592,275	0%
Ms. Pearson	$560,000	$560,000	0%
Mr. Watkoske	$560,000	$560,000	0%
Mr. Hianik	$515,000	$515,000	0%
Ms. Renner	$425,000	$425,000	0%

(1)
Does not include temporary pay reductions implemented in 2020 in response to COVID-19.

Annual Incentive Program
Our AIP provides awards based on individual and company performance and is governed by our 2015 Annual Incentive Plan. We believe strong earnings and healthy working capital are key drivers in creating long-term shareholder value. For this reason, our AIP motivates executives to focus on optimizing profitable revenue, reducing costs and maximizing efficiency of resources. We use AIP Earnings to measure earnings and working capital.
We define AIP Earnings as earnings before interest, income taxes, depreciation and amortization and other adjustments as may be permitted in determining the Company’s “Consolidated EBITDA” pursuant to the Company’s asset-based lending facility.
AIP Financial Goal Setting
At the beginning of each year, the Committee sets Company performance goals to fund the AIP bonus pool based on input from management regarding our expected performance in the upcoming year. In 2020, there were two performance metrics, Adjusted EBITDA (75% weighting) and Free Cash Flow (25% weighting). In 2021, the Company switched to a single performance metric, AIP Earnings, which is more reflective of true profitability than Adjusted EBITDA. The goals for 2021 were as follows:
Financial Metric	Weighting	2021 Goals
		Threshold (Equates to 25% AIP Funding)	Target (Equates to 100% AIP Funding)	Maximum (Equates to 200% AIP Funding)
AIP Earnings	100%	$161 Million	$196—206 Million	$241 Million
Starting in 2022, the Company’s AIP will again have two metrics, AIP Earnings (75% weighting) and performance against a scorecard (25% weighting), which includes performance metrics in safety, Net Promoter Score, human capital (diversity, equity and inclusion) and working capital.
AIP Calculation
The Committee may adjust an award up or down to reflect the Committee’s assessment of each NEO’s individual performance, including contributions to our financial performance for the year and achievements in areas that are not as readily quantifiable.
We calculated our 2021 AIP awards as shown below:

AIP Award Targets
Each year, the Committee determines an AIP target for each executive officer based on the scope and complexity of the role, internal relativity, external competitiveness and input from the Committee’s compensation consultant. Shown below are the 2021 AIP target opportunities for each of our NEOs.
NEO	2021 Base Salary	AIP Target (%)	AIP Target ($)
Mr. Abbate	$800,000	120%	$960,000
Mr. Smith	$592,275	85%	$503,400
Ms. Pearson	$560,000	75%	$420,000
Mr. Watkoske	$560,000	75%	$420,000
Mr. Hianik	$515,000	65%	$334,800
Ms. Renner	$425,000	65%	$276,300
2021 Company Performance
Our formulaic overall AIP funding based on AIP Earnings performance for 2021 was 200%.
Financial Metric	2021 Target	2021 Actual	Weighting	AIP Funding
AIP Earnings	$196—206M	$327M	100%	200%
Individual Performance Adjustment and Actual Payouts
The Committee retains the ability to exercise discretion to modify individual award payments to differentiate for individual performance. No individual performance adjustments were made for 2021 AIP awards for our NEOs. Shown below are actual 2021 AIP payouts for each of our NEOs.
NEO	Target	Company Performance Factor	2021 AIP Payout ($)
Mr. Abbate	$960,000	200%	$1,920,000
Mr. Smith	$503,400	200%	$1,006,800
Ms. Pearson	$420,000	200%	$840,000
Mr. Watkoske	$420,000	200%	$840,000
Mr. Hianik	$334,800	200%	$669,600
Ms. Renner	$276,300	200%	$552,600
Long-Term Incentive Program In Place for Grants in 2021
Our LTI program rewards NEOs for creating sustained shareholder value, drives strong financial results and helps retain and motivate executives by aligning their interests with those of our shareholders.
Our 2021 LTI program grants were made as of February 1, 2021. Cash Performance-Based Units (PBUs) comprised 66% of our NEOs’ 2021 LTI grant values, which may be modified by up to 20% based on Veritiv’s relative TSR performance. Time-vested RSUs comprised the remaining 34%. PBUs vest based on ROIC, Packaging gross profit dollar growth, and TSR relative to a peer group of companies, as well as continued service. We grant all awards under the Veritiv Corporation 2014 Omnibus Incentive Plan. Our NEOs received the same mix of PBUs and RSUs with the same performance terms and other conditions as other equity-eligible U.S. employees.

LTI Program Award Targets
We determine LTI target opportunities by the scope and complexity of the role, internal relativity, external competitiveness and input from the Committee’s compensation consultant. Shown below are the 2021 annual LTI targets and grant values for each of our NEOs.
NEO	Base Salary on Grant Date	LTI Target (%)	LTI Target ($)
Mr. Abbate	$800,000	281%	$2,250,000
Mr. Smith	$592,275	200%	$1,184,600
Ms. Pearson	$560,000	140%	$784,000
Mr. Watkoske	$560,000	140%	$784,000
Mr. Hianik	$515,000	140%	$721,000
Ms. Renner	$425,000	85%	$361,300
In addition to her annual LTI awards, Ms. Renner also received a one-time sign-on LTI grant in 2021, in accordance with her offer letter, with a value at grant of $276,300. This award is in the same form and has the same vesting provisions as the 2021 annual LTI awards.
Company Performance—Return on Invested Capital
In 2021, we awarded 33% of the LTI grant value in PBUs that are earned based on the Company’s Return on Invested Capital as well as continued service. For the 2021 grant, we measure ROIC performance over three one-year performance periods, averaging the performance for each one-year period, with performance goals set at the beginning of the three-year performance cycle. We use ROIC as a measure to assess our business because it is a key driver of long-term shareholder value and our leaders understand it and evaluate performance against it. The award is earned following the three-year performance period.
Company Performance—Packaging Gross Profit Dollar Growth
In 2021, we awarded 33% of the LTI grant value in PBUs that are earned based on the Company’s Packaging business gross profit dollar growth. Packaging gross profit dollar growth is an important measure of our business transformation and is measured over three one-year performance periods, averaging the performance for each one-year period, with performance goals set at the beginning of the three-year performance cycle.
Company Performance—Relative TSR
The PBUs granted based on ROIC and Packaging gross profit dollar growth may be modified by up to 20% based on Veritiv’s TSR performance relative to the peer group listed below. Relative TSR will be measured over a three-year period beginning January 1, 2021 and ending on December 31, 2023, as follows:
Ranking vs. Peers	Modifier
75th Percentile or higher	+20%
25th—50th Percentile	No modification
< 25th Percentile	-20%

The TSR Performance Peer Group for the 2021 TSR modifier was comprised of the publicly traded companies shown below. Each of these companies has at least $300 million in revenues and is in an industry that is generally impacted by the same economic factors and trends as Veritiv.
TSR Performance Peer Group for 2021 Awards
Company
Applied Industrial Tech Inc.
Avery Dennison Corp.*
Beacon Roofing Supply, Inc.*
Brady Corp.
Deluxe Corp.*
Domtar Corp.*
Donnelley (R.R.) & Sons Co.*
Ennis Inc.
Fastenal Co.
Genuine Parts Co.
Glatfelter (PH)
Grainger (WW) Inc.
Graphic Packaging Holding Co.
Innerworkings Inc.
International Paper
Kaman Corp.
LSC Communications Inc.(1)
MSC Industrial Direct*
Neenah Paper Inc.
Office Depot Inc.
Packaging Corp. of America*
Resolute Forest Products*
Sealed Air Corp.*
Sonoco Products Co.*
Univar Solutions Inc.*
Verso Corporation*
Watsco, Inc.*

*
Also in 2021 Compensation Benchmarking Peer Group.

(1)
LSC Communications filed for business reorganization under Chapter 11 of the U.S. Bankruptcy Code in April 2020 and is considered to have—100% TSR for performance calculation.

2021 LTI Award Overview for NEOs
Vesting of 2019 Performance Share Unit Awards
The information below pertains to the portion of the performance share units (PSUs) granted in 2019 that were earned during the 2019-2021 performance period, and vested in 2022. The number of shares delivered to our executives (in 2022) based on company performance was 114% of the target number of units granted in 2019. The value delivered to our executives upon vesting is based on both company performance and our stock price. Shown below is our performance against Adjusted EBITDA and relative TSR goals for the PSU grants made in 2019 (settled in 2022) for each of the completed cycles in the performance period.
2019 Grant
Performance Metric	Target	Actual	% of Target Payout Earned	Target	Actual	% of Target Payout Earned	Target	Actual	% of Target Payout Earned	Weighted Average % of Target Payout
Adjusted EBITDA (millions)	2019			2020			2021			Average
	$200	$155	56%	$147	$188	170%	$210	$343	200%	142%
Relative TSR	2019			2019—2020			2019—2021			Average
	50th Percentile	7th Percentile	0%	50th Percentile	14th Percentile	0%	50th Percentile	100th Percentile	200%	67%
Compensation Process
Our Board evaluates the CEO’s performance. The Committee reviews, evaluates and recommends to the Board any changes to the CEO’s compensation, including base salary, annual incentive and long-term incentive compensation.
For other executive officers (including the NEOs), our CEO considers performance and makes individual recommendations to the Committee on base salary, annual incentive and long-term incentive compensation. The Committee reviews, discusses, modifies and approves, as appropriate, these compensation recommendations.

In making these compensation decisions, the Committee considers input from the Committee’s independent compensation consultant and uses several resources and tools, including competitive market information.
Peer Group and Compensation Benchmarking
Compensation levels are not based solely on peer comparisons or benchmarking. Marketplace information is one of several factors considered in establishing and assessing the reasonableness of compensation. Other factors considered include the scope and complexity of the role, internal comparisons, and an incumbent’s experience and contributions.
Our compensation peer group is reviewed annually to ensure it is appropriate in terms of business focus, company size and financials.
To help inform 2021 pay decisions, the Committee, with support from its independent compensation consultant, identified a group of peer companies that are traded on a major U.S. exchange, in similar industries to where we compete and have reasonably comparable revenues.
In addition to the compensation peer group, we also referenced general industry data from Aon’s Total Compensation Measurement® Database for companies of a comparable size to us.

The chart below shows the companies used to inform 2021 compensation decisions (the 2021 Compensation Peer Group) in comparison to the companies used to inform 2020 compensation decisions (2020 Compensation Peer Group).
2020 Compensation Peer Group	2021 Compensation Peer Group
Anixter International Inc.^	Avery Dennison Corporation
Avery Dennison Corporation	Beacon Roofing Supply, Inc.
Beacon Roofing Supply, Inc.	Clearwater Paper Corporation*
Berry Global Group, Inc.^	Deluxe Corporation*
Core-Mark Holding Company, Inc.^	Domtar Corporation
Domtar Corporation	Graphic Packaging Holding Company
Graphic Packaging Holding Company	GMS Inc.*
HD Supply Holdings, Inc.	HD Supply Holdings, Inc.
LKQ Corporation^	MRC Global Inc
LSC Communication, Inc.^	MSC Industrial Direct Co., Inc.*
MRC Global Inc	Packaging Corporation of America
Office Depot, Inc.^	R.R. Donnelley & Sons Company
Packaging Corporation of America	Resolute Forest Products, Inc.
R.R. Donnelley & Sons Company	Sealed Air Corporation
Resolute Forest Products, Inc.	Sonoco Products Company
Sealed Air Corporation	SpartanNash Company
Sonoco Products Company	Univar Solutions Inc.
SpartanNash Company	Verso Corporation
Univar Solutions Inc.	Watsco, Inc.
Verso Corporation	WESCO International, Inc.
W.W. Grainger, Inc.^
Watsco, Inc.
WESCO International, Inc.

^
Removed from peer group for 2021.

*
New to peer group in 2021.

Role of the Committee’s Compensation Consultant
The Committee retained Semler Brossy Consulting Group (Semler Brossy) as its independent compensation consultant. In 2021, Semler Brossy provided research, data analyses and design expertise in developing compensation programs for executives and incentive programs for eligible employees and kept the Committee apprised of regulatory developments and market trends related to executive compensation practices.

In 2021 our independent compensation consultants attended regular meetings of the Committee at the Committee’s request, were available to participate in executive sessions and communicated directly with the Committee without management present.
At least annually, the Committee assesses consultant independence, taking into consideration several relevant factors, including the factors specified in the NYSE listing standards. Semler Brossy provided the Committee with confirmation of its independent status. The Committee believes that Semler Brossy has been independent throughout 2021 and there is no conflict of interest between Semler Brossy and the Committee or the Company.
OTHER COMPENSATION AND BENEFIT PROGRAMS
A summary of our benefit programs generally available to all of our employees not covered under a collective bargaining agreement is provided below.
Benefit Programs

Health and Wellness
•
To protect employees against financial catastrophes that can result from illness, disability and death

•
NEOs participate in the same benefit plans as the broader non-union employee population of the Company

•
Includes medical, dental and disability

•
Cost shared between the employee and the Company

Retirement and Savings
•
To encourage employees to save for their retirement needs and to attract and retain talent

•
NEOs participate in the same benefit plans as the broader non-union employee population of the Company

•
No special or enhanced formulas or retirement plans for NEOs

•
Includes retirement savings plan and deferred compensation plans

Retirement Plans
Our NEOs participate in the Veritiv Retirement Savings Plan (401(k) Plan), which is the same retirement program provided to our salaried non-union employees. The 401(k) Plan allows eligible participants to contribute up to legal limits and provides a Company matching contribution of 100% on the first 3% of pay contributed plus 50% on the next 2% of pay contributed, again subject to legal limits. We do not maintain any defined benefit plans for our NEOs.
Non-qualified Deferred Compensation Plans
Our NEOs may elect to participate in the Veritiv Deferred Compensation Savings Plan (Deferred Compensation Plan) for eligible participants. Under the Deferred Compensation Plan, participants may elect to defer up to 85% of their base salary or commissions and up to 85% of their annual incentive bonus. One NEO has elected to participate in the Deferred Compensation Plan during fiscal 2021.
Benefits
We provide market-based health and wellness programs designed to attract and retain talent, and to protect our employees against financial catastrophes that result from illness, disability and death. Our NEOs participate in the same benefit programs as our salaried non-union employees. These benefits include medical, dental, life and disability insurance coverage.
Severance
We maintain the Veritiv Executive Severance Plan (Executive Severance Plan) for our NEOs and approximately 19 other executives. We adopted the Executive Severance Plan to provide some certainty of compensation in the event of a separation of employment. The certainty afforded by severance compensation fosters a long-term perspective and permits executives to focus on executing our strategy and enhancing sustainable shareholder value without undue concern or distraction.
We design our severance policies to be market competitive and to aid in attracting and retaining experienced executives. We believe the protection they provide, including the level of severance payments and post-termination benefits, is appropriate in terms of fostering long-term value enhancing performance, and within the range of competitive practices, thereby facilitating recruitment and retention of key talent.
The Executive Severance Plan provides for certain separation payments and limited benefit continuation in the event of a Company-initiated termination of employment without cause or a termination initiated by certain senior executives, including our CEO and the other NEOs, based on certain adverse changes to their employment terms. In line with competitive practices, the separation payments and benefits are enhanced should the termination occur in certain circumstances within six months prior to or within two years after a change in control of the Company. Subject to the terms of any equity-based compensation award that provides for more favorable treatment, the Executive Severance Plan also provides that, under certain circumstances, any unvested equity or equity-based awards held by the NEO will become vested on a full or prorated basis through the date of termination, depending on the participant level and whether the termination is in connection with a change in control.
Under the Executive Severance Plan, we may cease payments to an executive if he or she violates restrictive covenants (including non-competition, non-solicitation of customers or employees, and nondisclosure of confidential information).
We also have change in control provisions in our equity award agreements that apply equally to all plan participants and provide a “double trigger” change in control provision. We do not provide a tax gross-up for any change in control situation.
More information regarding separation and change in control arrangements is provided in the section entitled “Potential Payments to the Named Executive Officers Upon Termination or Change in Control” below.
EMPLOYMENT AGREEMENT
We do not have employment agreements with any of the NEOs.
SEPARATION AGREEMENT
On September 15, 2021, the Company entered into a Separation Agreement and General Release (Separation Agreement) with Tracy L. Pearson, our former Senior Vice President, Supply Chain Operations. Pursuant to the terms of the Separation Agreement, Ms. Pearson is receiving, or has received, the compensation and benefits described therein, including: (i) the compensation and benefits set forth in Section 4(a) of the Executive Severance Plan arising from a Qualified Termination not in connection with a Change in Control (as such terms are defined in the Executive Severance Plan), including the continued payment of Ms. Pearson’s base salary for a period of 18 months and continued health coverage for 18 months; (ii) a 2021 Annual Incentive Plan bonus; and (iii) a one-time lump sum cash payment of $240,000. The Separation Agreement also includes customary releases, restrictive covenants, non-disparagement and confidentiality provisions.

OTHER COMPENSATION CONSIDERATIONS
Executive Stock Ownership Guidelines
We designed our executive stock ownership guidelines to align our executives’ long-term financial interests with those of our shareholders. The ownership guidelines, which cover approximately 24 executives, are as follows:
Level	Level Value of Common Stock to be Owned*
Chief Executive Officer	5 times salary
Senior Vice Presidents	3 times salary
Vice Presidents	1 times salary

*
Shares are valued based on the closing price of common stock on the last trading day in the calendar year.

Each of our executives must hold 50% of the net after-tax portion of shares received upon the vesting of an equity-based compensation award until he or she has achieved compliance with the stock ownership guidelines. The holding requirement does not apply to shares purchased outright or acquired other than by way of an equity grant. We monitor compliance with stock ownership guidelines and report out to the Committee annually.
We count shares owned outright (either purchased or vested), unvested restricted stock units, deferred stock and share-equivalent vehicles (including earned performance shares from completed performance periods) towards the stock ownership guidelines.
Restrictive Covenants
Our executives, including our NEOs, are required to execute agreements containing restrictive covenants. These agreements bind the executives to confidentiality, non-competition, non-disclosure and non-solicitation provisions.
Clawback Policy (Compensation Recovery)
Our clawback policy allows us to recapture certain incentive compensation paid to executive officers under certain circumstances. Our clawback policy allows the Committee (in its discretion and to the extent legally permitted) to require the return, repayment or forfeiture of any annual or long-term incentive payment or award made or granted to any current or former executive officer during the 12-month period following the filing with the SEC of financial statements that are later the subject of a material negative restatement if, among other things, the payment or award was predicated upon achieving certain financial results that were subsequently the subject of the restatement and the Committee determines that the executive officer engaged in intentional misconduct that caused the need for the restatement. Additionally, if the Committee determines that the executive officer engaged in intentional misconduct that caused the material negative restatement, the Committee may require the return or repayment of any profits realized by such executive officer on the sale of Veritiv securities received pursuant to any such award granted during such 12-month period. In addition, our long-term incentive award agreements provide for clawback of awards in the event of misconduct, as determined by management. Misconduct includes any act detrimental to our business or reputation, any act determined to be a deliberate disregard of our rules or policies, or any violation of any confidentiality, non-solicitation or non-competition restriction applicable to the grantee.
Trading Controls and Anti-Hedging, Short Sale and Pledging Policies
In accordance with the Veritiv Insider Trading Policy (Insider Trading Policy), directors, officers (including the NEOs) and certain other designated employees are required to pre-clear with our General Counsel any transactions in Company securities, including purchases, sales, gifts, grants and those involving derivatives. Generally, we permit trading only during announced trading windows. Regardless of whether there is an open trading window, we prohibit trading while in possession of material nonpublic information relating to the Company.
In addition, we prohibit our directors, officers (including our NEOs) and employees from entering into hedging or monetization transactions, such as forward contracts, equity swaps, collars and exchange funds that may involve the establishment of a short position in the Company’s securities, as well as other short sale transactions and transactions in puts, calls and other derivative securities. We also advise our directors, officers (including our NEOs) and employees to exercise caution when pledging Company securities.
Our Insider Trading Policy also restricts transactions by family members residing with the covered person and others living in his or her household, other family members whose transactions in Company securities are directed by the covered person or are subject to his or her influence or control, and legal entities over which the covered person has discretionary control.
Risk Considerations
The Committee reviews the risks and rewards associated with our compensation programs. The programs are designed with features including capped incentive payouts, multiple performance measures and financial goals set at the corporate level that mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation programs encourage and reward prudent business judgment and appropriate risk-taking over the short-term and the long-term.
Management and the Committee regularly evaluate the risks involved with our compensation programs and do not believe any of our compensation programs create risks that are reasonably likely to have a material adverse impact.
COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE REPORT
The Compensation and Leadership Development Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation and Leadership Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2021.
COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE
Tracy A. Leinbach, Chair
Shantella E. Cooper
David E. Flitman
Daniel T. Henry
Gregory B. Morrison

SUMMARY COMPENSATION TABLE
The following table provides compensation information concerning our NEOs for fiscal years 2021, 2020 and 2019. The dollar amounts reflected in the table are calculated in accordance with SEC rules. They may not reflect the actual compensation that ultimately will be received by our NEOs and do not reflect the target total direct compensation of our NEOs.
Name	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Salvatore A. Abbate Chief Executive Officer	2021	800,000	—	2,249,993	1,920,000	12,464	4,982,457
	2020	606,000	250,000	1,602,000	1,000,753	8,017	3,466,770
	2019	560,000	350,000	846,440	319,200	39,119	2,114,759
Stephen J. Smith Senior Vice President and Chief Financial Officer	2021	592,275	—	1,184,598	1,006,800	12,464	2,796,137
	2020	562,662	—	1,184,600	855,780	12,264	2,615,306
	2019	583,650	—	1,241,687	382,584	12,064	2,219,985
Tracy L. Pearson Former Senior Vice President, Supply Chain Operations	2021	326,667	—	784,000	840,000	461,071	2,411,737
	2020	532,000	—	784,000	714,000	12,264	2,042,264

Daniel J. Watkoske Senior Vice President, Print and Publishing	2021	560,000	—	784,000	840,000	12,464	2,196,464
	2020	532,000	—	784,000	714,000	12,264	2,042,264
	2019	560,000	—	846,440	319,200	12,017	1,737,657
Mark W. Hianik Senior Vice President, General Counsel and Corporate Secretary	2021	515,000	—	720,989	669,600	12,464	1,918,053
	2020	489,250	—	721,000	569,160	12,264	1,791,674

Karen K. Renner Senior Vice President, Chief Information Officer	2021	425,000	125,000	637,582	552,600	12,334	1,752,516

(1)
The amount in this column for Ms. Renner for 2021 represents payment of a cash signing bonus pursuant to her offer letter.

(2)
The amounts in this column reflect the grant date fair value of equity-based awards (which for 2021 includes both Restricted Stock Units (RSUs) and cash-settled Performance-Based Units (PBUs)) calculated in accordance with FASB ASC Topic 718 for each NEO. Refer to Notes 1 and 14 to the Consolidated Financial Statements for the fiscal year ended December 31, 2021 included in our Annual Report on Form 10-K for a discussion of relevant assumptions used in calculating the fair value.

The grant date value of the RSUs granted in 2021 were $764,993 for Mr. Abbate, $402,762 for Mr. Smith, $266,560 for Ms. Pearson, $266,560 for Mr. Watkoske, $245,129 for Mr. Hianik and $216,766 for Ms. Renner.
The grant date value of the PBUs granted in 2021 were $1,485,000 for Mr. Abbate, $781,836 for Mr. Smith, $517,440 for Ms. Pearson, $517,440 for Mr. Watkoske, $475,860 for Mr. Hianik and $420,816 for Ms. Renner. Actual PBU award payouts may range from zero percent to 200 percent of the target awards as shown below in the Grants of Plan-Based Awards table. The value of the PBUs granted in 2021 assuming maximum performance is $2,970,000 for Mr. Abbate, $1,563,672 for Mr. Smith, $1,034,880 for Ms. Pearson, $1,034,880 for Mr. Watkoske, $951,720 for Mr. Hianik and $841,632 for Ms. Renner.

(3)
The amounts in this column for 2021 represent the actual AIP bonus earned for the 2021 fiscal year paid in March 2022.

(4)
All Other Compensation amounts for the January 1, 2021 to December 31, 2021 period are shown in the following table.

Name	Company Matching 401(k) Contributions ($)(1)	Term Life Insurance Premiums ($)(2)	Accrued Vacation Payout ($)(3)	Separation Benefits ($)(4)	Total ($)
Salvatore A. Abbate	11,600	864	0	0	12,464
Stephen J. Smith	11,600	864	0	0	12,464
Tracy L. Pearson	11,600	864	11,940	436,667	461,071
Daniel J. Watkoske	11,600	864	0	0	12,464
Mark W. Hianik	11,600	864	0	0	12,464
Karen K. Renner	11,600	734	0	0	12,334

(1)
Represents the Company’s match to the NEO’s contribution to the 401(k) Plan from January 1, 2021 to December 31, 2021.

(2)
Represents premiums paid for term life insurance attributable to the NEOs from January 1, 2021 to December 31, 2021.

(3)
Represents accrued but unused vacation balance at the time Ms. Pearson’s employment ended, paid out pursuant to the Company’s Paid Time Off from Work Policy.

(4)
Represents payments pursuant to the terms of the Separation Agreement, consisting of: (i) the portion of salary continuation payments received by Ms. Pearson in 2021 and (ii) a one-time lump sum cash payment of $240,000.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2021
During 2021, the Committee granted RSUs and PBUs to our NEOs. The Committee also approved the annual cash incentive opportunities for our NEOs under the 2021 AIP. Information with respect to each of the awards on a grant-by-grant basis is set forth in the table below. For a detailed discussion of each of these awards and their material terms, refer to “Summary Compensation Table” and “Elements of Our Executive Compensation Program” above.
Grants of Plan-Based Awards Table
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Grant Name	Committee Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Salvatore A. Abbate
RSUs	1/19/2021	2/1/2021				40,052	764,993
ROIC PBUs(4)	1/19/2021	2/1/2021	371,250	742,500	1,485,000
PKG GP$ Growth PBUs(4)	1/19/2021	2/1/2021	371,250	742,500	1,485,000
2021 AIP(5)			240,000	960,000	1,920,000
Stephen J. Smith
RSUs	1/19/2021	2/1/2021				21,087	402,764
ROIC PBUs(4)	1/19/2021	2/1/2021	195,459	390,918	781,836
PKG GP$ Growth PBUs(4)	1/19/2021	2/1/2021	195,459	390,918	781,836
2021 AIP(5)			125,850	503,400	1,006,800
Tracy L. Pearson
RSUs	1/19/2021	2/1/2021				13,956	266,560
ROIC PBUs(4)	1/19/2021	2/1/2021	129,360	258,720	517,440
PKG GP$ Growth PBUs(4)	1/19/2021	2/1/2021	129,360	258,720	517,440
2021 AIP(5)			105,000	420,000	840,000
Daniel J. Watkoske
RSUs	1/19/2021	2/1/2021				13,956	266,560
ROIC PBUs(4)	1/19/2021	2/1/2021	129,360	258,720	517,440
PKG GP$ Growth PBUs(4)	1/19/2021	2/1/2021	129,360	258,720	517,440
2021 AIP(5)			105,000	420,000	840,000
Mark W. Hianik
RSUs	1/19/2021	2/1/2021				12,834	245,129
ROIC PBUs(4)	1/19/2021	2/1/2021	118,965	237,930	475,860
PKG GP$ Growth PBUs(4)	1/19/2021	2/1/2021	118,965	237,930	475,860
2021 AIP(5)			83,700	334,800	669,600
Karen K. Renner
RSUs	1/19/2021	2/1/2021				6,431	122,832
ROIC PBUs(4)	1/19/2021	2/1/2021	59,615	119,229	238,458
PKG GP$ Growth PBUs(4)	1/19/2021	2/1/2021	59,615	119,229	238,458
Special RSUs	1/19/2021	2/1/2021				4,918	93,934
Special ROIC PBUs(4)	1/19/2021	2/1/2021	45,590	91,179	182,358
Special PKG GP$ Growth PBUs(4)	1/19/2021	2/1/2021	45,590	91,179	182,358
2021 AIP(5)			69,075	276,300	552,600

(1)
As the PBUs are valued are $1 per unit, the estimated possible payouts as stated in terms of units is the same number as the values shown on a dollar basis.

(2)
The amounts shown in the “RSUs” rows represent the time-vested restricted stock units granted in 2021 under our 2014 Omnibus Incentive Plan. The RSUs will vest twenty-five percent on each of the first, second, third and fourth anniversaries of the grant date assuming continued employment on such anniversary date.

(3)
Represents the grant date fair value calculated in accordance with FASB ASC Topic 718. Refer to Notes 1 and 14 to the Consolidated Financial Statements for the fiscal year ended December 31, 2021 included in our Annual Report on Form 10-K. The grant date fair value of the RSU awards will likely vary from the actual value the NEO receives. The actual value the NEO receives for the RSU grants will depend on the price of the Company’s common stock on the vesting date.

(4)
Represents cash-settled PBUs granted in 2021 under our 2014 Omnibus Incentive Plan. See also “Elements of Our Executive Compensation Program—Long-Term Incentive Program in Place for Grants in 2021” for additional information about the PBUs.

(5)
Represents possible payouts for annual performance cash awards made in 2021 (and paid in March 2022) under the 2021 AIP. The AIP is an annual cash incentive opportunity and thus, these awards are earned in the year of grant. See the column captioned “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for the actual payout amounts related to the 2021 AIP. See also “Elements of Our Executive Compensation Program—Annual Incentive Program” for additional information about the AIP.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following equity awards granted to our NEOs were outstanding as of the end of fiscal 2021:
Restricted Stock Units. On January 1, 2019 and January 1, 2020, each NEO (other than Ms. Renner) received a grant of RSUs. On February 1, 2021, each NEO (including Ms. Renner) received a grant of RSUs. The 2019 awards will vest in full on the third anniversary of the grant date, and the 2020 and 2021 awards will vest twenty-five percent on each of the first, second, third and fourth anniversaries of the grant date, in each case assuming continued employment. In addition, on July 1, 2018, Mr. Abbate received a one-time sign-on grant that vests on the second, third and fourth anniversaries of the grant date, in each case, assuming continued employment. On September 30, 2020, Mr. Abbate received a grant of RSUs that vest on the third and fourth anniversaries of the grant date, assuming continued employment. On February 1, 2021, Ms. Renner received a special grant that will vest twenty-five percent on each of the first, second, third and fourth anniversaries of the grant date, assuming continued employment. Dividend equivalents are not paid on unvested awards. If vested, the awards are paid in shares of common stock following the end of the vesting period.
Performance Share Units. On January 1, 2019, each NEO (other than Ms. Renner) received a grant of PSUs. A portion of these awards (62.5%) vest based on annual Adjusted EBITDA performance during the three-year vesting period and the remaining portion (37.5%) vest based on the Company’s TSR performance relative to the TSR Performance Peer Group for the performance periods during the three-year vesting period. Dividend equivalents are not paid on unvested awards. The ultimate value of the awards depends on the number of shares earned and the price of the Company’s common stock at the time the awards vest. See “Elements of our Executive Compensation Program—Vesting of 2019 Performance Share Unit Awards” for additional information.
Performance-Based Units. On January 1, 2020, each NEO (other than Ms. Renner) received a grant of PBUs. On February 1, 2021, each NEO (including Ms. Renner) received a grant of PBUs. In addition, On February 1, 2021, Ms. Renner received a special grant of PBUs. A portion of these awards (50%) vest based on Return on Invested Capital during the three-year performance period and the remaining portion (50%) vest based on Packaging business gross profit dollar growth during such period. Dividend equivalents are not paid on unvested awards. The ultimate value of the awards depends on the number of units earned and the price of the Company’s common stock at the time the awards vest. See “Elements of our Executive Compensation Program—Long-Term Incentive Program in Place for Grants in 2021” for additional information.
	Restricted Stock Units		Performance Share Unit Awards		Performance Based Units
Name	Number of Shares or Units of Stock Held That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)(2)	Number of Shares or Units of Stock Held That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)(4)	Number of Units and Market Value of PBUs That Have Not Vested ($)(5)
Salvatore A. Abbate	103,248	12,655,107	28,573	3,502,193	2,212,320
Stephen J. Smith	45,655	5,595,933	41,915	5,137,522	1,563,672
Tracy L. Pearson(6)	0	0	0	0	0
Daniel J. Watkoske	30,399	3,726,005	28,573	3,502,193	1,034,880
Mark W. Hianik	27,955	3,426,444	26,276	3,220,649	951,720
Karen K. Renner	11,349	1,391,047	—	—	420,816

(1)
Represents the number of shares that will vest in full during 2022, 2023, 2024 and 2025 assuming continued employment through that date. The shares that vested or will vest assuming continued employment on each of January 1, 2022, January 1, 2023 and January 1, 2024 are: 11,041, 4,762 and 4,762, respectively, for Mr. Abbate; 14,330, 5,119 and 5,119, respectively, for Mr. Smith; 9,667, 3,388 and 3,388, respectively, for Mr. Watkoske; 8,890, 3,115 and 3,116, respectively, for Mr. Hianik. The shares that vested or will vest assuming continued employment on each of February 1, 2022, February 1, 2023, February 1, 2024 and February 1, 2025 are: 10,013, 10,013, 10,013 and 10,013, respectively, for Mr. Abbate; 5,271, 5,272, 5,272 and 5,272, respectively, for Mr. Smith; 3,489, 3,489, 3,489 and 3,489, respectively, for Mr. Watkoske; 3,208, 3,209, 3,208 and 3,209, respectively, for Mr. Hianik; 2,836, 2,838, 2,837 and 2,838, respectively, for Ms. Renner. In addition, for Mr. Abbate, the shares that will vest assuming continued employment on July 1, 2022 are 3,137, and on each of September 30, 2023 and September 30, 2024 are 19,747 and 19,747, respectively. RSUs are paid out in shares of common stock to the NEOs.

(2)
Represents the number of RSUs multiplied by the closing price of the Company’s common stock on December 31, 2021 (the last trading day of fiscal 2021), which was $122.57.

(3)
Represents the actual number of PSUs that could vest following the end of the performance period. The ultimate number of shares issued under the PSU awards depends on the number of units earned and the price of our common stock on the actual vesting date. For additional information, refer to “Elements of Our Executive Compensation Program—Vesting of 2019 Performance Share Unit Awards.” The performance period ended on December 31, 2021 for the PSUs granted on January 1, 2019. The assumed number of Adjusted EBITDA PSUs was based on 142% actual achievement (56% for one-third, 170% for one-third and 200% for one-third) and the number of TSR PSUs was based on 67% actual achievement (0% for two-thirds, 200% for one-third).

(4)
Represents the number of PSUs described in footnote 3 multiplied by the closing price of the Company’s common stock on December 31, 2021 (the last trading day of fiscal 2021), which was $122.57.

(5)
As the PBUs are valued are $1 per unit, the estimated possible payouts as stated in terms of units is the same number as the values shown on a dollar basis.

(6)
Ms. Pearson’s unvested RSUs, PSUs, and PBUs were cancelled when her employment ended on August 1, 2021.

OPTION EXERCISES AND STOCK VESTED
There were no option exercises during the 2021 fiscal year. The table below provides information about the vesting of RSUs and PSUs during the 2021 fiscal year. See “Elements of Our Executive Compensation Program—Long-Term Incentive Program in Place for Grants in 2021” for additional information.
Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Salvatore A. Abbate	20,395	812,278
Stephen J. Smith	51,581	1,916,334
Tracy L. Pearson	20,243	614,226
Daniel J. Watkoske	37,967	987,572
Mark W. Hianik	20,394	622,230
Karen K. Renner	—	—

(1)
Represents the total number of shares that vested in full during 2021 before any withholding of shares to pay taxes. The shares that vested include: (i) RSUs granted on January 1, 2018 that vested based on continued employment of 7,802 for Mr. Smith; 3,737 for Ms. Pearson; 21,131 for Mr. Watkoske; and 3,830 for Mr. Hianik; and (ii) RSUs granted on January 1, 2020 that vested based on continued employment of 4,672 for Mr. Abbate, 5,119 for Mr. Smith; 3,387 for Ms. Pearson; 3,387 for Mr. Watkoske; and 3,115 for Mr. Hianik. In addition, the shares that vested for Mr. Abbate include 5,907 RSUs that vested on July 1, 2021 and for Mr. Smith include 11,262 RSUs that vested on May 25, 2021 based on continued employment. The shares that vested also include PSUs granted on January 1, 2018 that vested on March 3, 2021 based on Adjusted EBITDA performance of 21,391 for Mr. Smith; 10,243 for Ms. Pearson; 10,500 for Mr. Watkoske; and 10,500 for Mr. Hianik and PSUs that vested based on TSR performance relative to a peer group of companies of 6,007 for Mr. Smith; 2,876 for Ms. Pearson; 2,949 for Mr. Watkoske, and 2,949 for Mr. Hianik. The shares that vested also include PSUs granted on July 1, 2018 that vested on March 3, 2021 based on Adjusted EBITDA performance of 7,594 for Mr. Abbate and PSUs that vested based on TSR performance relative to a peer group of companies of 2,132 for Mr. Abbate. The number of Adjusted EBITDA PSUs vested based on 110% actual achievement (103% for one-third, 56% for one-third and 170% for one-third) and the number of TSR PSUs vested based on 51% actual achievement (154% for one-third and 0% for two-thirds). RSUs and PSUs are paid out in shares of common stock to the NEOs.

(2)
Represents the total number of RSUs and PSUs that vested in full during 2021 multiplied by the closing price of the Company’s common stock on the vesting dates of $20.79 on January 1, 2021, $35.53 on March 3, 2021, $59.87 on May 25, 2021, and $62.25 on July 1, 2021.

PENSION AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN BENEFITS AND DEFERRED COMPENSATION
One NEO has elected to participate in the Deferred Compensation Plan during fiscal 2021. Other than the Deferred Compensation Plan, none of our NEOs participate in any pension plan, supplemental executive retirement plan or non-qualified deferred compensation plan.
POTENTIAL PAYMENTS TO THE NAMED EXECUTIVE OFFICERS UPON TERMINATION OR CHANGE IN CONTROL
Each NEO is eligible for separation pay and benefits upon a separation of employment pursuant to our Executive Severance Plan. In addition, we have termination and change in control provisions in our equity award agreements. These provisions apply equally to all plan participants and provide a “double trigger” change in control provision. We do not provide a tax gross-up for any change in control situation.
In general, our Executive Severance Plan provides separation pay and benefits to covered participants (including the NEOs) in the event the executive is involuntarily terminated without cause or, for certain executive officers, if the executive resigns for good reason. Termination for “good reason” under the Executive Severance Plan includes (1) a relocation of an NEO’s primary work location by more than fifty miles from the current location, (2) a material reduction in salary or target bonus (or in the case of Mr. Abbate as CEO, any reduction in salary or target bonus), (3) a material failure to satisfy obligations under an NEO’s offer letter or (4) a material diminution in authority, duties or responsibilities occurring in the 2-year period following, or under certain circumstances within 6 months prior to, a change in control (or at any time in the case of Mr. Abbate as CEO). If provided, the separation pay and benefits available are generally contingent upon the Company receiving a general release of claims from the employee. In the event the Company terminates an NEO’s employment without cause or the NEO resigns for good reason, the Company will pay 18 months (24 months for Mr. Abbate) of base salary and medical coverage continuation. If the termination date occurs on or after July 1 of the year in which the termination occurs, the NEO is entitled to receive a prorated bonus for that year. In addition, Messrs. Smith, Watkoske, and Hianik, having been employed by the Company on the original effective date of the Executive Severance Plan, and Mr. Abbate, in his capacity as CEO, are entitled to receive a prorated portion of unvested Long-Term Incentive Awards.
In the event of an NEO’s death, the NEO’s beneficiary would be entitled to immediate vesting at target of a portion of unvested Long-Term Incentive Awards prorated for service and, in the event the death occurred on or after July 1, the beneficiary would be entitled to receive a prorated bonus for the year in which the termination occurs.
In the event of an NEO’s disability, the NEO would be entitled to vesting of a portion of unvested Long-Term Incentive Awards prorated for service and based on actual Company performance and, in the event the disability occurred on or after July 1, the NEO would be entitled to receive a prorated bonus for the year in which the termination occurs.
In the event of an NEO’s retirement, defined as age 60 or older with five or more years of service, the NEO would be entitled to vesting of a portion of unvested Long-Term Incentive Awards prorated for service and based on actual Company performance and a prorated bonus for the year in which the retirement occurs.
In the event of an employment termination by the Company without cause or by the executive for “good reason,” within twenty-four months following, or in certain circumstances within six months prior to, a change in control, the Executive Severance Plan provides that the NEOs would be entitled to two times the sum of the NEO’s base salary and target AIP bonus. In addition, the NEO is entitled to a prorated AIP bonus calculated at target (100%) performance and medical coverage for 18 months (for the NEOs except for Mr. Abbate) and 24 months (for Mr. Abbate). A “change in control” is defined in the Executive Severance Plan and the 2014 Omnibus Incentive Plan to include consummation of certain mergers, the acquisition of more than 50% of the combined voting power of the Company’s voting securities, the sale of all or substantially all of the Company’s assets, shareholder approval of a complete liquidation or dissolution, and certain changes in the majority of the Board. During this change in control severance period, termination for “good reason” under the Executive Severance Plan includes a relocation of an NEO’s primary work location by more than fifty miles from his or her current location, a material diminution in the NEO’s authority, duties or responsibilities, a material reduction in the NEO’s salary or target bonus, or a material failure by the Company to satisfy its obligations under an NEO’s offer letter. In addition, the NEO is entitled to vesting of the Long-Term Incentive Awards without proration for actual service and based on actual company performance for completed periods and target (100%) company performance for pending periods in the event of a qualifying employment termination following a change in control.

The charts below provide disclosure regarding the benefits that would have been provided to the NEOs (other than Ms. Pearson, whose employment ended on August 1, 2021) had any of the events referenced below occurred on December 31, 2021, the last day of our most recently completed fiscal year.
Potential Payments Upon Termination or Change in Control for the Named Executive Officers
(Other than Ms. Pearson)
Benefits and Payments Upon Termination	Voluntary Termination or Involuntary for Cause Termination ($)	Involuntary Not for Cause Termination or Resignation for Good Reason Termination ($)	Involuntary Not for Cause Termination or Resignation for Good Reason (Change-In Control) ($)	Termination Due to Death ($)	Termination Due to Disability ($)	Retirement ($)
Salvatore A. Abbate
2021 AIP Bonus(1)	—	1,920,000	960,000	960,000	960,000	—
Cash Severance Benefit(2)	—	1,600,000	3,520,000	—	—	—
Cash-settled Performance-Based Units(3)	—	1,169,503	2,212,320	936,040	1,169,503	—
Long-Term Incentive(3)	—	8,079,019	16,157,300	7,655,417	8,079,019	—
Medical Continuation Benefits(4)	—	50,708	50,708	50,708	50,708	—
Stephen J. Smith
2021 AIP Bonus(1)	—	1,006,800	503,400	503,400	503,400	—
Cash Severance Benefit (2)	—	888,413	2,191,350	—	—	—
Cash-settled Performance-Based Units(3)	—	943,424	1,954,590	758,512	943,424	—
Long-Term Incentive(3)	—	7,483,266	10,733,455	6,861,959	7,483,266	—
Medical Continuation Benefits(4)	—	37,644	37,644	37,644	37,644	—
Daniel J. Watkoske
2021 AIP Bonus (1)	—	840,000	420,000	420,000	420,000	—
Cash Severance Benefit (2)	—	840,000	1,960,000	—	—	—
Cash-settled Performance-Based Units(3)	—	624,383	1,293,600	502,004	624,383	—
Long-Term Incentive(3)	—	5,077,217	7,228,198	4,653,615	5,077,217	—
Medical Continuation Benefits(4)	—	36,064	36,064	36,064	36,064	—
Mark W. Hianik
2021 AIP Bonus (1)	—	669,600	334,800	334,800	334,800	334,800
Cash Severance Benefit(2)	—	772,500	1,699,600	—	—	—
Cash-settled Performance-Based Units(3)	—	574,210	1,189,650	461,664	574,210	574,210
Long-Term Incentive(3)	—	4,668,936	6,647,094	4,279,532	4,668,936	4,668,936
Medical Continuation Benefits(4)	—	33,981	33,981	33,981	33,981	—
Karen K. Renner
2021 AIP Bonus(1)	—	552,600	276,300	276,300	276,300	—
Cash Severance Benefit(2)	—	637,500	1,402,600	—	—	—
Cash-settled Performance-Based Units(3)	—	—	533,034	127,974	162,101	—
Long-Term Incentive(3)	—	—	1,391,047	317,119	317,119	—
Medical Continuation Benefits(4)	—	28,531	28,531	28,531	28,531	—

(1)
Under the 2021 AIP, in the event of a company-initiated not-for-cause termination or resignation by the NEO for good reason on or after July 1, 2021, the participant is entitled to a prorated AIP award based on actual Company and individual performance. Under the 2021 AIP, in the event of a death, disability, or retirement by the NEO, the participant (or his or her heirs) is entitled to a prorated AIP award based on actual Company and individual performance, capped at target (100%) performance. Under the Executive Severance Plan, in the event of a qualifying employment termination following a change in control, the NEO is entitled to a prorated AIP award based on target (100%) performance.

(2)
Under the Executive Severance Plan, in the event of a company-initiated not-for-cause termination or resignation by the NEO for good reason, the NEO is entitled to a cash severance payment equal to 18 months’ base salary (24 months’ base salary for Mr. Abbate) or in the event of a qualifying employment termination following a change in control the NEO is entitled to two times the sum of base salary and target AIP bonus.

(3)
Under the Veritiv Corporation 2014 Omnibus Incentive Plan, the Executive Severance Plan and the equity award agreements, in the event of disability or company-initiated not-for-cause termination or resignation by the NEO for good reason, Messrs. Smith, Watkoske and Hianik, having been employed by the Company on the original effective date of the Executive Severance Plan, and Mr. Abbate, in his capacity as CEO, are entitled to vesting of LTI awards prorated for the period of service since the grant date and calculated at actual Company performance following the end of the performance period. In the event of an NEO’s death, the NEO’s heirs are entitled to vesting of LTI awards prorated for the period of service since the grant date and calculated at target (100%) performance. The NEO is entitled to full vesting of LTI awards in the event of a qualifying employment termination following a change in control. The LTI award values in the table are shown at actual performance achievement for 2019, 2020 and 2021. The values of the LTI awards are calculated using the closing price of the Company’s common stock on December 31, 2021 (the last trading day of fiscal 2021) of $122.57.

(4)
Includes the projected value of payment of medical premiums under COBRA continuation for twenty-four months for Mr. Abbate and eighteen months for the other NEOs as provided in the Executive Severance Plan.

PAYMENTS UPON MS. PEARSON’S SEPARATION
Payments and benefits resulting from Ms. Pearson’s separation from the Company are shown in the chart below. These payments began in fiscal 2021. Ms. Pearson’s last day with the Company was August 1, 2021. See “Separation Agreement” above for additional information.
Benefits and Payments Upon Separation	Involuntary Not for Cause Termination ($)
2021 AIP Bonus(1)	840,000
Cash Severance Benefit(2)	1,080,000
Cash-settled Performance-Based Units(3)	0
Long-Term Incentive(3)	0
Medical Continuation Benefits(4)	50,903

(1)
Under the Separation Agreement, Ms. Pearson is entitled to a full-year 2021 AIP award based on 100% individual performance and actual full-year 2021 company performance.

(2)
Under the Separation Agreement, Ms. Pearson is entitled to continued payment of her base salary for a period of 18 months and a one-time lump sum cash payment of $240,000.

(3)
Under the Separation Agreement and the equity award agreements, Ms. Pearson is not entitled to Long-Term Incentive benefits.

(4)
Includes the actual value of payment of medical premiums under COBRA continuation for elected months as provided in her Separation Agreement.

EQUITY COMPENSATION PLAN
Information about our equity compensation plan as of December 31, 2021 is as follows:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (1)	Weighted-average exercise price of outstanding options, warrants and rights (b) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c) (2)
Equity compensation plans approved by security holders	950,982	—	954,593
Equity compensation plans not approved by security holders	—	—	—
Total	950,982	—	954,593

(1)
This column includes unvested RSUs and unvested PSUs that may be paid out in common shares. The Company grants a small number of cash-settled units to LTI program participants in countries outside the U.S., which are excluded from this column.

(2)
This column includes the number of securities remaining available for issuance under the 2014 Omnibus Incentive Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2021, no Company executive officer or director was a member of the board of directors of any other company where the relationship would be construed to constitute a committee interlock within the meaning of the rules of the SEC.
CEO PAY RATIO
Pursuant to SEC rules adopted in accordance with the Dodd Frank Wall Street Reform and Consumer Protection Act, the Company is required to disclose the ratio of its median employee’s annual total compensation to the annual total compensation of its principal executive officer. The Company’s principal executive officer is Salvatore A. Abbate, Chief Executive Officer.
Mr. Abbate had 2021 annual total compensation of $4,982,457 as reflected in the Summary Compensation Table included in this proxy. Our median employee’s annual total compensation for 2021 was $63,114. As a result, we estimate that Mr. Abbate’s 2021 annual total compensation was approximately 79 times that of our median employee.
In determining the median employee, a listing was prepared of all employees in the United States, Canada and Mexico as of December 31, 2021 (excluding Mr. Abbate). This list included approximately 6,100 employees including approximately 4,700 employees in the United States, 900 employees in Canada and 430 employees in Mexico. Employees in the following countries were excluded from the list: 100 employees in China, three employees in Malaysia and two employees in Taiwan.
Total cash compensation paid from January 1, 2021 to December 31, 2021 was gathered for each employee. Total cash compensation for employees in Canada and Mexico were converted to U.S. dollars using the currency exchange rates of 0.78 for Canadian dollars and 0.05 for Mexican pesos. The employee whose pay equaled the median amount was selected from the list.

We calculated the median employee’s 2021 compensation as it would appear in the Summary Compensation Table and compared that amount to Mr. Abbate’s 2021 compensation as it appears in the Summary Compensation Table. The pay ratio disclosed is a reasonable estimate calculated in a manner consistent with the applicable SEC disclosure rules.

PROPOSAL 3—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act, we are offering our shareholders an opportunity to cast an advisory vote to approve the compensation of our NEOs, as disclosed in this proxy statement. Although the vote is non-binding, we value continuing and constructive feedback from our shareholders on compensation and other important matters. The Board of Directors and the Compensation and Leadership Development Committee will consider the voting results when making future compensation decisions.
As described above, we believe our executive compensation program aligns the interests of the Company’s executives and other key employees with those of the Company and our shareholders in order to drive shareholder value over the long term. The executive compensation program designed by our Compensation and Leadership Development Committee is intended to attract, retain and motivate high caliber executive talent to maximize operational efficiency and long-term profitability. Our executive compensation program is also designed to differentiate compensation based upon individual contribution, performance and experience.
We ask for your advisory approval of the following resolution:
“RESOLVED, that the shareholders hereby approve, on an advisory basis, the compensation of Veritiv Corporation’s named executive officers, as described in the proxy statement for the 2022 annual meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related disclosure and tables.”
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
APPROVAL OF THE RESOLUTION ABOVE RELATING TO THE
COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

ADDITIONAL INFORMATION
FINANCIAL INFORMATION
The Company’s annual report for the year ended December 31, 2021 is included in the proxy materials that are posted at http://www.veritivcorp.com/2021annualreport and referenced in the notice of internet availability of proxy materials that has been made available to all shareholders.
SHAREHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING
Any shareholder who intends to present a proposal at our 2023 annual meeting of shareholders and who wishes to have the proposal considered for inclusion in our proxy statement and form of proxy for that annual meeting must deliver the proposal to our Corporate Secretary so that it is received no later than November 18, 2022 and must comply with the additional requirements established by the SEC. In addition, if a shareholder intends to present a proposal (including with respect to director nominations) at our 2023 annual meeting of shareholders without the inclusion of that proposal in the Company’s proxy materials, the shareholder proposal must be received at our principal executive offices, 1000 Abernathy Road NE, Building 400, Suite 1700, Atlanta, Georgia 30328, Attention: Corporate Secretary, no sooner than 5:00 p.m. Eastern Time on November 18, 2022 and no later than 5:00 p.m. Eastern Time on December 18, 2022 and must otherwise comply with the Company’s bylaws.
In addition, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 5, 2023.
HOUSEHOLDING OF PROXY MATERIALS
We are taking advantage of the SEC’s householding rules to reduce the delivery cost of materials. Under such rules, only one notice of internet availability of proxy materials or, if you have requested paper copies, only one set of proxy materials is delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. If you are a shareholder sharing an address and wish to receive a separate notice of internet availability of proxy materials or copy of our proxy materials, you may so request by contacting the Corporate Secretary of Veritiv Corporation at (770) 391-8200 or by mail to 1000 Abernathy Road NE, Building 400, Suite 1700, Atlanta, Georgia 30328. A separate copy will be promptly provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another shareholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting the Corporate Secretary at the contact information shown above.
OTHER MATTERS
We do not know of any matters to be brought before the meeting except as indicated in this notice. However, if any other matters properly come before the meeting for action, it is intended that the persons authorized under solicited proxies may vote or act thereon in accordance with his or her own judgment.

Whether or not you plan to attend the annual meeting, it is important that your shares are represented at the annual meeting. Accordingly, we urge you to vote your shares by one of the prescribed methods as soon as possible. Thank you for your prompt attention to this important shareholder responsibility.
By Order of the Board of Directors,
Mark W. Hianik
Senior Vice President, General Counsel & Corporate Secretary
March 18, 2022

Veritiv VOTE

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas.

2022 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Salvatore A. Abbate	☐	☐	☐
02 - Shantella E. Cooper	☐	☐	☐
03 - David E. Flitman	☐	☐	☐
04 - Tracy A. Leinbach	☐	☐	☐
05 - Stephen E. Macadam	☐	☐	☐
06 - Gregory B. Morrison	☐	☐	☐
07 - Michael P. Muldowney	☐	☐	☐
08 - Charles G. Ward, III	☐	☐	☐

Proposal	For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2022.	☐	☐	☐
3. To approve, on an advisory basis, the Company's executive compensation.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03LSGA

The 2022 Annual Meeting of Shareholders of Veritiv Corporation will be held on Wednesday May 4, 2022, 9:00 a.m. ET, virtually via the internet at www.meetnow.global/MZP7PH5.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/VRTV

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Veritiv Corporation

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Notice of 2022 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting Wednesday, May 4, 2022

Salvatore A. Abbate and Mark W. Hianik, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Veritiv Corporation to be held on May 4, 2022, at 9:00 a.m. ET virtually via the internet or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in the manner directed herein by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all director nominees and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

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